           As Filed with the Securities and Exchange Commission on April 4, 2001
                                                       Registration No. 333-6011


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM S-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                         POST-EFFECTIVE AMENDMENT NO. 5



            THE MANUFACTURERS LIFE INSURANCE COMPANY OF NORTH AMERICA
                           (Exact Name of Registrant)

                                    DELAWARE
         (State or Other Jurisdiction of Incorporation or Organization)


                                   22-2265014
                     (I.R.S. Employer Identification Number)


                      500 BOYLSTON STREET, BOSTON, MA 02116
                                 (617) 663-3000
   (Address of Registrant's Principal Executive Offices and Telephone Number)


                               James D. Gallagher
                          Vice President, Secretary and
                                 General Counsel
            The Manufacturers Life Insurance Company of North America
                                73 Tremont Street
                           Boston, Massachusetts 02108
                                 (617) 854-4300
                     (Name and Address of Agent for Service)


                                    Copy to:
                              J. Sumner Jones, Esq.
                              Jones & Blouch L.L.P.
                        1025 Thomas Jefferson Street N.W.
                               Washington DC 20007

            THE MANUFACTURERS LIFE INSURANCE COMPANY OF NORTH AMERICA
                  CROSS REFERENCE TO ITEMS REQUIRED BY FORM S-2


Form S-2 Item No. and Caption                                  Prospectus Heading
-----------------------------                                  ------------------
1. Forepart of the Registration Statement and Outside          Cover Pages
   Front Cover of Prospectus
2. Inside Front and Outside Back Cover Pages of Prospectus     Cover Pages
3. Summary Information, Risk Factors and Ratio of Earnings     Summary
   to Fixed Charges
4. Use of Proceeds                                             Additional Information About Manulife North America
5. Determination of Offering Price                             Not Applicable
6. Dilution                                                    Not Applicable
7. Selling Security Holders                                    Not Applicable
8. Plan of Distribution                                        Additional Information About Manulife North America -
                                                               Distribution of the Contract
9. Description of Securities to be Registered                  Detailed Description of the Contract, Reinsurance,
                                                               Additional Information About Manulife North America
10. Interests of Named Experts and Counsel                     Not Applicable
11. Information with Respect to the Registrant                 Additional Information About Manulife North America
12. Incorporation of Certain Information by Reference          Available Information
13. Disclosure of Commission Position on Indemnification       Not Applicable
    for Securities Act Liabilities

                                     PART I


                      INFORMATION REQUIRED IN A PROSPECTUS

--------------------------------------------------------------------------------
Annuity Service Office:                                    Mailing Address:
500 Boylston Street                                        Post Office Box 9230
Suite 400                                                  Boston, Massachusetts
Boston, Massachusetts 02116-3739                           02205-9230
(617) 663-3000
(800) 344-1029
--------------------------------------------------------------------------------

            THE MANUFACTURERS LIFE INSURANCE COMPANY OF NORTH AMERICA

                                   VENTURE MVA

                         DEFERRED FIXED ANNUITY CONTRACT
                                NON-PARTICIPATING

         This prospectus describes Venture Market Value Adjusted Annuity ("VENTURE MVA"), a single payment deferred fixed annuity contract. Venture MVA is offered by The Manufacturers Life Insurance Company of North America ("WE", "US" or the "COMPANY").

         The prospectus describes both an individual deferred annuity contract and a participating interest in a group deferred annuity contract. Both are designed to provide retirement income pursuant to either non-qualified retirement plans or plans qualifying for special income tax treatment under the Internal Revenue Code of 1986, as amended (the "CODE"). As used herein, "YOU" refers to the owner of a contract.

                -   You make a single purchase payment for the contract.
                        -- The minimum purchase payment is $5,000.
                        -- The maximum purchase payment (without our prior
                           approval) is $500,000.

                - You may not make additional purchase payments for a contract but may purchase additional contracts at the then prevailing rates and terms.

                - You designate the guarantee period to which we allocate your purchase payment.

                - You select one or more annuity options or an alternate form of settlement acceptable to us.


PLEASE READ THIS PROSPECTUS CAREFULLY AND KEEP IT FOR FUTURE REFERENCE. IT CONTAINS INFORMATION ABOUT THE CONTRACT THAT A PROSPECTIVE PURCHASER SHOULD KNOW BEFORE INVESTING.

BECAUSE OF THE MARKET VALUE ADJUSTMENT PROVISION OF THE CONTRACT, THE CONTRACT OWNER BEARS THE INVESTMENT RISK THAT THE GUARANTEED INTEREST RATES OFFERED BY US AT THE TIME OF WITHDRAWAL, TRANSFER OR THE START OF ANNUITY PAYMENTS MAY BE HIGHER THAN THE GUARANTEED INTEREST RATE APPLIED TO THE CONTRACT WITH THE RESULT THAT THE

AMOUNT YOU RECEIVE UPON WITHDRAWAL, TRANSFER OR ANNUITIZATION MAY BE REDUCED BY THE MARKET VALUE ADJUSTMENT AND MAY BE LESS THAN YOUR ORIGINAL INVESTMENT IN THE CONTRACT. SEE "MARKET VALUE ADJUSTMENT" ON PAGE 15 OF THIS PROSPECTUS.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, (THE "SEC"). NEITHER THE SEC NOR ANY STATE HAS DETERMINED WHETHER THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THESE SECURITIES ARE NOT DEPOSITS WITH, OR OBLIGATIONS OF, OR GUARANTEED OR ENDORSED BY, ANY BANK OR ANY AFFILIATE THEREOF, AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE BOARD OR ANY OTHER GOVERNMENT AGENCY.



                   The date of this prospectus is May 1, 2001.

                                TABLE OF CONTENTS


SPECIAL TERMS....................................................................................
SUMMARY..........................................................................................
GENERAL INFORMATION ABOUT THE COMPANY............................................................
AVAILABLE INFORMATION............................................................................
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE..................................................
DETAILED DESCRIPTION OF THE CONTRACT.............................................................
     ELIGIBLE GROUPS FOR GROUP ANNUITY CONTRACT..................................................
     ACCUMULATION PROVISIONS.....................................................................
         Purchase Payment........................................................................
         Guarantee Periods.......................................................................
         Transfers Among Guarantee Periods.......................................................
         Telephone Transactions..................................................................
         Renewals................................................................................
         Withdrawals.............................................................................
         Death Benefit Before Maturity Date......................................................
     ANNUITY PROVISIONS..........................................................................
         General.................................................................................
         Annuity Options.........................................................................
         Death Benefit on or After Maturity Date.................................................
     OTHER CONTRACT PROVISIONS...................................................................
         Ten Day Right to Review.................................................................
         Ownership...............................................................................
         Beneficiary.............................................................................
         Annuitant...............................................................................
         Modification............................................................................
         Our Approval............................................................................
         Discontinuance of New Owners............................................................
     MARKET VALUE ADJUSTMENT.....................................................................
     CHARGES AND DEDUCTIONS......................................................................
         Withdrawal Charge.......................................................................
         Reduction or Elimination of Withdrawal Charge...........................................
         Taxes...................................................................................
         Administration Fee......................................................................
REINSURANCE......................................................................................
ADDITIONAL INFORMATION ABOUT MANULIFE NORTH AMERICA..............................................
     Description of Business.....................................................................
     Management Discussion & Analysis............................................................
     Selected Financial Data.....................................................................
     The Manufacturers Life Insurance Company of North America Separate Account D................
     Distribution of the Contract................................................................
     Confirmation Statements.....................................................................
     Legal Proceedings...........................................................................
     Legal Matters...............................................................................
     Independent Auditors........................................................................
     Notices and Reports to Contract Owners......................................................
     Contract Owner Inquiries....................................................................

FEDERAL TAX MATTERS..............................................................................
     Introduction................................................................................
     Our Tax Status..............................................................................
     Taxation of Annuities in General............................................................
     Qualified Retirement Plans..................................................................
     Federal Income Tax Withholding..............................................................
GENERAL MATTERS..................................................................................
     Restrictions Under the Texas Optional Retirement Program....................................
APPENDIX A - EXAMPLES OF CALCULATION OF WITHDRAWAL CHARGE........................................   A-1
APPENDIX B - MARKET VALUE ADJUSTMENT EXAMPLES....................................................   B-1
APPENDIX C - STATE PREMIUM TAXES.................................................................   C-1
AUDITED CONSOLIDATED FINANCIAL STATEMENTS



MVA.PRO5/2001

                                  SPECIAL TERMS


Annuitant                           Any individual person or persons to whom
                                    annuity payments are made and whose life is used to determine the duration of annuity payments involving life contingencies. The annuitant is as designated on the contract or certificate specifications page or in the application, unless changed.

Annuity Option                      One of several alternative methods by which
                                    payment of the proceeds may be made.

Beneficiary                         The individual person, persons, or entity to
                                    whom we pay the death benefit proceeds
                                    following the death of the owner, or in
                                    certain circumstances, an annuitant.

Certificate                         For a group contract, the documents we
                                    issued to each owner which summarize the owner's rights and benefits under the contract.

Contingent Beneficiary              The individual person, persons or entity who
                                    becomes the beneficiary if the beneficiary is not alive.

Contract For an individual contract, the individual annuity contract. For a group contract, the certificate evidencing a participating interest in the group annuity contract. Any reference in this prospectus to "contract" includes the underlying group annuity contract.

Contract Anniversary                For an individual contract, the anniversary
                                    of the contract date. For a group contract, the anniversary of the date we issue a certificate under the contract.

Contract Date                       In the case of an individual annuity
                                    contract, the date we issue the contract as designated on the contract specifications page. In the case of a group annuity contract, the effective date of participation under the group annuity contract as designated in the certificate specifications page.

Contract Value                      The sum of the net purchase payment for the
                                    contract and accrued interest, less the sum of any withdrawals and any administration fee, adjusted for any transfer market value adjustment.

Contract Year                       The period of twelve consecutive months
                                    beginning on the contract date, certificate date in the case of a group contract, or any anniversary thereafter.

Code                                The Internal Revenue Code of 1986, as
                                    amended.

Due Proof of Death                  We require due proof of death upon the death
                                    of the owner or annuitant, as applicable. We must receive one of the following at our Annuity Service Office:

                                         (a) a certified copy of a death
                                             certificate;

                                         (b) a certified copy of a decree of a
                                             court of competent jurisdiction as
                                             to the finding of death; or

                                         (c) any other proof satisfactory to us.

                                    We will pay death benefits within seven days after we receive due proof of death and all required claim forms at our Annuity Service Office.

Fixed Account                       The Manufacturers Life Insurance Company of
                                    North America Separate Account D, which is one of our separate accounts.

Fixed Annuity                       An annuity option with payments which are
                                    predetermined and guaranteed as to dollar amount.

General Account                     All of our assets other than assets in our
                                    separate accounts.

Group Holder                        In the case of a group annuity contract, the
                                    person, persons or entity to whom we issue the contract.

Gross Withdrawal Value              The portion of the contract value specified
                                    by the owner for a full or partial
                                    withdrawal. Such amount is determined prior to the application of any withdrawal charge, annual administration fee and market value adjustment.

Initial Guarantee Period            The period of time during which the initial
                                    guaranteed interest rate is in effect.

Initial Guaranteed Interest Rate    The compound annual rate used to determine
                                    the interest earned on the net purchase
                                    payment during the initial guarantee period.

Market Value Adjustment             An adjustment we make to amounts that are
                                    withdrawn, transferred or annuitized prior to the end of the guarantee period. It may increase or decrease the amount available for transfer, withdrawal or annuitization.

Maturity Date                       The date on which annuity benefits commence.
                                    It is the date specified on the contract specifications page, unless changed.

Net Purchase Payment                The purchase payment less the amount of
                                    premium tax, if any, deducted from the
                                    payment.

Non-Qualified Certificates          Certificates issued under non-qualified
                                    contracts.

Non-Qualified Contracts             Contracts which are not issued under
                                    qualified plans.

Owner or Contract Owner             In the case of an individual contract, the
                                    individual person, persons or entity
                                    entitled to the ownership rights under the contract. In the case of a group annuity contract, the individual person, persons or entity named in a certificate and entitled to all of the ownership rights under the contract not expressly reserved to the group holder. The owner is as designated on the contract or certificate specifications page or in the application, unless changed.

Payment or Purchase Payment         An amount paid by a contract owner to us as
                                    consideration for the benefits provided by the contract.

Qualified Certificates              Certificates issued under qualified
                                    contracts.

Qualified Contracts                 Contracts issued under qualified plans.

Qualified Plans                     Retirement plans which receive favorable tax
                                    treatment under Section 401, 403, 408, 408A or 457 of the Code.

Renewal Amount                      The contract value at the end of the initial
                                    guarantee period or at the end of a renewal guarantee period.

Renewal Guarantee Period            The period of time during which a renewal
                                    guaranteed interest rate is in effect.

Renewal Guaranteed Interest Rate    The compound annual rate used to determine
                                    the interest earned on a renewal amount
                                    during a renewal guarantee period. In no event shall this rate be less than 3%.

Separate Account                    A segregated account of ours that is not
                                    commingled with our general assets and
                                    obligations.

                                     SUMMARY

DESCRIPTION OF THE CONTRACT

         The Contract. The contract is a single purchase payment deferred fixed annuity contract. It provides for the accumulation of the contract value and the payment of annuity benefits on a fixed basis. This prospectus describes participating interests in both group deferred annuity contracts and individual deferred annuity contracts. For information on eligible groups for the group deferred annuity contracts, see "ELIGIBLE GROUPS FOR GROUP ANNUITY CONTRACT."

            - Participation in a group contract will be separately accounted for by the issuance of a certificate evidencing the owner's interest under the contract.

            - Ownership of an individual contract will be evidenced by the issuance of an individual annuity contract.

         The certificate and individual annuity contract are both hereafter referred to as the "contract."

         Retirement Plans. We may issue the contract pursuant to either non-qualified retirement plans or plans qualifying for special income tax treatment under the Code. Qualified plans include individual retirement accounts and annuities (including Roth IRAs), pension and profit-sharing plans for corporations and sole proprietorships/partnerships ("H.R. 10" and "Keogh" plans), tax-sheltered annuities, and state and local government deferred compensation plans (see "QUALIFIED RETIREMENT PLANS"). If you are considering purchasing a contract for use in connection with a qualified plan, you should consider, in evaluating the suitability of the contract, that it allows only a single premium purchase payment in an amount of at least $5,000.

         Purchase Payments. You make your purchase payment to us at our Annuity Service Office. We allocate your purchase payment to the guarantee period which you designate.

                -   The minimum purchase payment for a contract is $5,000.

                - The maximum purchase payment which you may make without our prior approval is $500,000.

         While we will not accept additional purchase payments for a contract, you may purchase additional contracts at the then prevailing rates and terms.

         Prior to the maturity date and at our option, we may cancel a contract after the second contract anniversary if both (i) the total purchase payment made, less any withdrawals, is less than $2,000; and (ii) the higher of the contract value or the amount available upon total withdrawal is less than $2,000. This cancellation privilege may vary in certain states to comply with the requirements of their insurance laws and regulations (see "PURCHASE PAYMENTS").

         Guarantee Periods. We currently offer ten guarantee periods under the contract: one year through ten years. We may offer additional guarantee periods for any yearly period from one to twenty years (see "GUARANTEE PERIODS").

         Transfers Among Guarantee Periods. Before the maturity date, you may transfer the entire contract value to a different guarantee period at any time by giving us written notice or by telephone if you have authorized us in writing to accept telephone transfer requests.

                -   You may transfer amounts only once per contract year.

                -   You must transfer the entire amount of the account.

         Amounts transferred will be subject to a transfer market value adjustment (see "TRANSFERS AMONG GUARANTEE PERIODS").

         Telephone Transactions. You may request transfers or withdrawals by telephone (see "TELEPHONE TRANSACTIONS").

         Renewals. At the end of a guarantee period, you may choose a renewal guarantee period from any of the then existing guarantee period options, at the then current interest rates (see "RENEWALS").

         Withdrawals. Before the earlier of the maturity date or the death of the contract owner, you may withdraw all or a portion of the contract value.

                - You must withdraw at least $300 or, if less, the entire contract value.

                - If a partial withdrawal (plus any applicable withdrawal charge and after giving effect to any market value adjustment) reduces the contract value to less than $300, we will treat the partial withdrawal as a total withdrawal.

         We may impose a withdrawal charge and market value adjustment (see "WITHDRAWALS"). A withdrawal may be subject to income tax and a 10% penalty tax (see "FEDERAL TAX MATTERS").

         Confirmation Statements. We will send you confirmation statements for certain transactions in your account. You should carefully review these statements to verify their accuracy and should report any mistake immediately to our Annuity Service Office. If you fail to report any mistake to the Annuity Service Office within 60 days of the mailing of the confirmation statement, you will be deemed to have ratified the transaction.

         Death Benefits. We will pay the death benefit to the beneficiary if any contract owner dies before the maturity date. The death benefit equals the contract value. If there is a surviving contract owner, that contract owner will be deemed to be the beneficiary. No death benefit is payable on the death of any annuitant, except that if any contract owner is not a natural person, we will treat the death of any annuitant as the death of an owner.

         We will determine the death benefit as of the date we receive written notice and proof of death and all required claim forms at our Annuity Service Office.

         Annuity Payments. We offer a variety of fixed annuity options. Periodic annuity payments will begin on the maturity date. You select the maturity date, frequency of payment and annuity option (see "ANNUITY PROVISIONS").

         Ten Day Review. Within 10 days of your receipt of a contract, you may cancel the contract by returning it to us or our agent (see "TEN DAY RIGHT TO REVIEW").

         Market Value Adjustment. We will adjust any amount withdrawn, transferred or annuitized prior to the end of either the initial guarantee period or a renewal guarantee period by the market value adjustment factor described under "MARKET VALUE ADJUSTMENT."

         Withdrawal Charge. If you make a withdrawal from the contract before the maturity date and during the first seven contract years, we may assess a withdrawal charge (contingent deferred sales charge) against amounts withdrawn. There is never a withdrawal charge after seven complete contract years or with respect to certain free withdrawal amounts. The amount of the withdrawal charge and when it is assessed are discussed under "CHARGES AND DEDUCTIONS - Withdrawal Charge."

         Tax Deferral. The status of the contract as an annuity generally allows all earnings on the underlying investments to be tax-deferred until withdrawn or until annuity payments begin (see "FEDERAL TAX MATTERS"). This tax deferred treatment may be beneficial to you in building assets in a long-term investment program.

                      GENERAL INFORMATION ABOUT THE COMPANY

         The Company is a stock life insurance company organized under the laws of Delaware in 1979. Our principal office is located at 500 Boylston Street, Suite 400, Boston, Massachusetts 02116-3739. Our ultimate parent is Manulife Financial Corporation ("MFC"), a publicly traded company, based in Toronto, Canada. MFC is the holding company of The Manufacturers Life Insurance Company and its subsidiaries, collectively known as MANULIFE FINANCIAL.

         Our majority owned subsidiary, Manufacturers Securities Services, LLC ("MSS"), acts as principal underwriter of the contracts which we issue. MSS has entered into a promotional agent agreement with Manulife Wood Logan, Inc. to act as the non-exclusive agent for the promotion of our insurance contract sales.

         We also have an insurance subsidiary, The Manufacturers Life Insurance Company of New York ("MANULIFE NEW YORK") which is licensed to conduct business in the State of New York.

         Our financial ratings are as follows:

                  A++ A.M. Best
                  Superior in financial strength; 1st category of 15


                  AAA Fitch
                  Highest in insurer financial strength; 1st category of 22


                  AA+ Standard & Poor's
                  Very strong in financial strength; 2nd category of 21

                  Aa2 Moody's
                  Excellent in financial strength; 3rd category of 21

These ratings, which are current as of the date of this prospectus and are subject to change, are assigned as a measure of our ability to honor the death benefit, fixed account guarantees and life annuitization guarantees but not specifically to our products, the performance (return) of these products, the value of any investment in these products upon withdrawal or to individual securities held in any portfolio.

                              AVAILABLE INFORMATION

         We are subject to the informational requirements of the Securities Exchange Act of 1934 as amended, (the "1934 Act"). Accordingly, we file reports and other information with the SEC. You may read and copy (at prescribed rates) such reports and other information at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549 and at its regional offices located at 75 Park Place, New York, N.Y. 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, IL 60661-2511. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains a Web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.

         We have filed a registration statement with the SEC under the Securities Act of 1933, as amended, (the "1933 Act") relating to the contracts offered by this prospectus. This prospectus has been filed as part of the registration statement but does not contain all the information included in the registration statement and its exhibits. Additionally, statements in this prospectus about the content of the contracts and other legal instruments are only summaries. For a complete statement of the terms of these documents, you should refer to the registration statement and its exhibits. You may inspect and copy the registration statement and its exhibits at the offices of the SEC as described in the preceding paragraph.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


         The Annual Report on Form 10-K for the fiscal year ended December 31, 2000 previously filed by us with the SEC under the Securities Exchange Act of 1934 is incorporated herein by reference.


         We will provide without charge to each person to whom a copy of this prospectus has been delivered, upon written or oral request of such person, a copy of the document referred to above which has been incorporated by reference in this prospectus, other than exhibits to such document. Requests for such copies should be directed to The Manufacturers Life Insurance Company of North America, Post Office Box 9230, Boston, Massachusetts 02205-9230, telephone (800) 344-1029.

                      DETAILED DESCRIPTION OF THE CONTRACT

ELIGIBLE GROUPS FOR GROUP ANNUITY CONTRACT


         We may issue the group deferred annuity contract to fund plans qualifying for special income tax treatment under the Internal Revenue Code of 1986, as amended (the "Code"). Qualified plans include individual retirement accounts and annuities, pension and profit-sharing plans for corporations and sole proprietorships/partnerships ("H.R. 10" and "Keogh" plans), tax-sheltered annuities, and state and local government deferred compensation plans. If you are considering purchasing a contract for use in connection with a qualified plan, you should consider, in evaluating the suitability of the contract, that it allows only a single premium purchase payment in an amount of at least $5,000 (see "QUALIFIED RETIREMENT PLANS"). The group deferred annuity contract is also designed for use with non-qualified retirement plans, such as payroll savings plans and such other groups (trusteed or non-trusteed) as may be eligible under applicable law. Group deferred annuity contracts have been issued to the Venture Trust, a trust established with United Missouri Bank, N.A., Kansas City, Missouri, as group holder for groups comprised of persons who have brokerage accounts with brokers having selling agreements with MSS, the principal underwriter of the contracts.


         An eligible member of a group to which a contract has been issued may become an owner under the contract by submitting a completed application, if required by us, and a minimum purchase payment. We will issue a certificate summarizing the rights and benefits of the owner under the contract to an applicant acceptable to us. We reserve the right to decline to issue a certificate to any person in our sole discretion.

         All rights and privileges under the contract may be exercised by each owner as to such owner's interest unless expressly reserved to the group holder. However, provisions of any plan in connection with which we issue the contract may restrict an owner's ability to exercise such rights and privileges.

ACCUMULATION PROVISIONS

PURCHASE PAYMENT

         You make your purchase payment to us at our Annuity Service Office. The minimum purchase payment for a contract is $5,000. The maximum purchase payment which you may make without our prior approval is $500,000. We allocate the entire purchase payment to the guarantee period which you select. We will not accept additional purchase payments for a contract. You may, however, purchase additional contracts at the then prevailing rates and terms.

         Prior to the maturity date and following the second contract anniversary, we may, at our option, cancel a contract. We may cancel a contract if both:

                - the total purchase payment made, less any withdrawals, is less than $2,000; and

                - the higher of the contract value or the amount available upon total withdrawal is less than $2,000.

         This cancellation privilege may vary in certain states in order to comply with the requirements of insurance laws and regulations in such states. If we cancel a contract, we will pay you the higher of the contract value and any annual administration fee or the amount available upon total withdrawal. The amount paid will be treated as a withdrawal for federal tax purposes and thus may be subject to income tax and to a 10% penalty tax. (See "FEDERAL TAX MATTERS")

GUARANTEE PERIODS

         Currently, we offer ten guarantee periods: one year through ten years. We may offer additional guarantee periods for any yearly period from one to twenty years. The contract provides for the accumulation of interest on the purchase payment at guaranteed rates for the duration of the guarantee period. From time to time, we may offer customers of certain broker-dealers special initial guaranteed interest rates which are higher than the initial guaranteed interest rate offered to the general public. In consideration of these higher interest rates, commissions to these broker-dealers may be reduced. We determine from time-to-time in accordance with market conditions the renewal guaranteed interest rate on a renewal amount allocated or transferred to a renewal guarantee period. Under certain circumstances, we may offer a rate in excess of the renewal guaranteed rate for the first year only of a renewal guarantee period. The renewal guaranteed interest rate will in no event be less than 3%. We guarantee the interest rate for the duration of the guarantee period and may not change it.

TRANSFERS AMONG GUARANTEE PERIODS

         Before the maturity date and subject to the following conditions, you may transfer the entire contract value to a different guarantee period at any time by giving us written notice or by telephone if you have authorized us in writing to accept telephone transfer requests:

                -   you may transfer amounts only once per contract year; and

                -   you must transfer the entire contract value.

         Amounts transferred will be subject to a transfer market value adjustment. The amount which you request to transfer will be multiplied by the market value adjustment factor to determine the transferred amount (see "MARKET VALUE ADJUSTMENT"). We may modify or terminate the transfer privilege at any time in accordance with applicable law.

TELEPHONE TRANSACTIONS

         You may request transfers or withdrawals by telephone if you elect that option on an appropriate authorization form provided by us. We will not be liable for following telephone instructions that we reasonably believe to be genuine. We will employ reasonable procedures to confirm that instructions communicated by telephone are genuine; such procedures include asking you, upon telephoning a request, to provide certain identifying information. We may be liable for any losses due to unauthorized or fraudulent instructions only where we fail to employ our procedures properly. For your and our protection, we will tape record all such conversations. All telephone transactions will be followed by a confirmation statement of the transaction.

RENEWALS

         At the end of a guarantee period, you may choose a renewal guarantee period from any of the then existing guarantee periods at the then current interest rate, all without the imposition of any charge. You may not select a guarantee period that would extend beyond the maturity date. For a renewal within one year of the maturity date, the only option available to you is to have interest accrued up to the maturity date at the then current interest rate for one-year guarantee periods.

         If you do not specify the renewal guarantee period you desire, we will select the same guarantee period that has just expired, provided that such period does not extend beyond the maturity date. If a renewal would extend beyond the maturity date, we will select the longest period that will not extend beyond such date. For a renewal within one year of the maturity date, we will credit interest up to the maturity date at the then current interest rate for one-year guarantee periods.

WITHDRAWALS


         Prior to the earlier of the maturity date or the death of the contract owner, you may withdraw all or a portion of the contract value by written request, complete with all necessary information, to our Annuity Service Office. For certain qualified contracts, the Code and regulations promulgated by the Internal Revenue

Service ("IRS") may require the consent of a qualified plan participant's spouse to an exercise of the withdrawal right.


         If you request a total withdrawal of the contract value, we will, as of the date we receive the request at our Annuity Service Office, cancel the contract and pay the following amount:

                           C + [(A - B - C) x D], where:

                           A = the gross withdrawal value reduced by any
                               applicable annual administration fee;
                           B = the withdrawal charge;
                           C = the free withdrawal amount; and
                           D = the market value adjustment factor.

(See "CHARGES AND DEDUCTIONS" and "MARKET VALUE ADJUSTMENT")

         If you request a partial withdrawal, we will use the above formula and the gross withdrawal value to determine the amount payable. Partial withdrawals will be subject to market value adjustments and possible withdrawal charges. We will deduct the gross withdrawal value from the contract value. The gross withdrawal value may not exceed the contract value.

         We may defer the payment of a full or partial withdrawal for not more than six months (or the period permitted by applicable state law if shorter) from the date we receive the withdrawal request. If we defer payments for 30 days or more, we will credit the amount deferred with interest at a rate not less than 3% per year or as determined by applicable state law. We will not, however, defer payment for more than 30 days for any withdrawal effective at the end of any guarantee period.

         There is no limit on the frequency of partial withdrawals. However, the amount withdrawn must be at least $300 or, if less, the entire contract value. If a partial withdrawal plus any applicable withdrawal charge, after giving effect to any market value adjustment, would reduce the contract value to less than $300, we will treat the partial withdrawal as a total withdrawal of the contract value.

         Withdrawals from the contract may be subject to income tax and a 10% penalty tax. Withdrawals are permitted from contracts issued in connection with
Section 403(b) qualified plans only under limited circumstances (see "FEDERAL TAX MATTERS").

         Telephone Redemptions. You may request the option to withdraw a portion of the contract value by telephone by completing the application described under "Telephone Transactions" above. We reserve the right to impose maximum withdrawal amounts and procedural requirements regarding this privilege.

DEATH BENEFIT BEFORE MATURITY DATE

         In General. The following discussion applies principally to contracts that are not issued in connection with qualified plans, i.e., a "NON-QUALIFIED CONTRACT." The requirements of the tax law applicable to qualified plans, and the tax treatment of amounts held and distributed under such plans, are quite complex. Accordingly, if you are considering using the contract in connection with a qualified plan, you should seek competent legal and tax advice regarding the suitability of the contract for the particular situation and the requirements governing the distribution of benefits, including death benefits, from a contract used in the plan.

         Determination of Death Benefit. We will determine the death benefit on the date we receive written notice and proof of death, as well as all required claims forms, at our Annuity Service Office. No person is entitled to the death benefit until this time.

         Amount and Payment of Death Benefit. We will pay a death benefit equal to the contract value to the beneficiary if any contract owner dies before the maturity date. If there is a surviving contract owner, that contract owner will be deemed to be the beneficiary. No death benefit is payable on the death of any annuitant, except that if any contract owner is not a natural person, the death of any annuitant will be treated as the death of an owner. On the death of the last surviving annuitant, the contract owner, if a natural person, will become the annuitant unless the contract owner designates another person as the annuitant.

         The death benefit may be taken immediately in the form of a lump sum. If the death benefit is not taken immediately, the contract will continue subject to the following:

                (1) the beneficiary will become the contract owner;

                (2) if the beneficiary is not the deceased owner's spouse, we will distribute the contract owner's entire interest in the contract within five years of the owner's death or, alternatively, as an annuity (under one of the annuity options described below) beginning within one year of the owner's death and payable over the life of the beneficiary or over a period not extending beyond the life expectancy of the beneficiary.

         If the beneficiary dies before distributions described in "(2)" above are completed, we will distribute the entire remaining contract value in a lump sum immediately. If the owner's spouse is the beneficiary, the spouse continues the contract as the new owner. In such a case, the distribution rules described in "(2)" which apply when a contract owner dies will apply when the spouse, as the owner, dies.

         If any annuitant is changed and any contract owner is not a natural person, we will distribute the entire interest in the contract to the contract owner within five years.


         We will pay death benefits within seven calendar days of the date we determine the amount of the death benefit, as described above. We may postpone such payment under the same circumstances that we may postpone the payment of withdrawals (see "WITHDRAWALS").


ANNUITY PROVISIONS

GENERAL

         You may apply the proceeds of the contract payable on death, withdrawal or the contract maturity date to the annuity options described below, subject to the distribution of death benefit provisions (see "DEATH BENEFIT BEFORE MATURITY DATE").

         Generally, annuity benefits under the contract will begin on the maturity date. The maturity date is the date specified on the contract specifications page, unless changed. If no date is specified, the maturity date is the maximum maturity date. The maximum maturity date is the first day of the month following the later of the 85th birthday of the annuitant or the tenth contract anniversary. You may specify a different maturity date at any time by written request at least one month before both the previously specified and the new maturity date. Without our consent, the new maturity date may not be later than the maximum maturity date. The occurrence or scheduled occurrence of maturity dates when the annuitant is at an advanced age, e.g., past age 85, may in some circumstances have adverse income tax consequences (see "FEDERAL TAX MATTERS"). Distributions from qualified contracts may be required before the maturity date.

         You may select the frequency of annuity payments. However, if the contract value at the maturity date is such that a monthly payment would be less than $20, we may pay the higher of contract value and any annual administration fee or the amount available upon total withdrawal in one lump sum to the annuitant on the maturity date.

ANNUITY OPTIONS


         Annuity benefits are available under the contract on a fixed basis. When you purchase a contract, and on or before the maturity date, you may select one or more of the annuity options described below or choose an alternate form of settlement acceptable to us. If you do not select an annuity option, we will provide as a default option that annuity payments be made for a period certain of ten years and continue thereafter during the lifetime of the annuitant. IRS regulations may preclude the availability of certain annuity options in connection with certain qualified contracts. After the maturity date, the annuity option selected may not be changed.


         We guarantee the following annuity options in the contract.

            - Option 1(a): Non-Refund Life Annuity. We will make annuity payments during the lifetime of the annuitant. No payments are due after the death of the annuitant. Since we do not guarantee that any minimum number of payments will be made, an annuitant may receive only one payment if the annuitant dies prior to the date the second payment is due.

            - Option 1(b): Life Annuity with Payments Guaranteed for 10 Years. We will make annuity payments for at least 10 years and continuing thereafter during the lifetime of the annuitant. Since we guarantee payments for 10 years, we will make annuity payments to the end of such period even if the annuitant dies prior to the end of the tenth year.

            - Option 2(a): Joint & Survivor Non-Refund Life Annuity. We will make annuity payments during the lifetimes of the annuitant and a designated co-annuitant. No payments are due after the death of the last survivor of the annuitant and co-annuitant. Since we do not guarantee that any minimum number of payments will be made, an annuitant or co-annuitant may receive only one payment if the annuitant and co-annuitant die prior to the date the second payment is due.

            - Option 2(b): Joint & Survivor Life Annuity with Payments Guaranteed for 10 Years. We will make annuity payments for at least 10 years and continuing thereafter during the lifetimes of the annuitant and a designated co-annuitant. Since we guarantee payments for 10 years, we will make annuity payments to the end of such period even if both the annuitant and the co-annuitant die prior to the end of the tenth year.

         In addition to the foregoing annuity options which we are contractually obligated to offer at all times, we currently offer the following annuity options. We may cease offering the following annuity options at any time and may offer other annuity options in the future.

            - Option 3: Life Annuity with Payments Guaranteed for 5, 15 or 20 Years. We will make annuity payments guaranteed for 5, 15 or 20 years and continuing thereafter during the lifetime of the annuitant. Since we guarantee payments for the specific number of years, we will make annuity payments to the end of the last year of the 5, 15 or 20 year period.

            - Option 4: Joint & Two-Thirds Survivor Non-Refund Life Annuity. We will make full annuity payments during the joint lifetime of the annuitant and a designated co-annuitant and two-thirds payments during the lifetime of the survivor. Since we do not guarantee that any minimum number of payments will be made, an annuitant or co-annuitant may receive only one payment if the annuitant and co-annuitant die prior to the date the second payment is due.

            - Option 5: Period Certain Only Annuity for 5, 10, 15 or 20 Years. We will make annuity payments for a 5, 10, 15 or 20 year period and no payments thereafter.

DEATH BENEFIT ON OR AFTER MATURITY DATE

         If you have selected an annuity option providing for payments for a guaranteed period, and the annuitant dies on or after the maturity date, we will make the remaining guaranteed payments to the beneficiary. We will make any remaining payments at least as rapidly as under the method of distribution being used as of the date of the annuitant's death. If no beneficiary is living, we will commute any unpaid guaranteed payments to a single sum (on the basis of the interest rate used in determining the payments) and pay that single sum to the estate of the last to die of the annuitant and the beneficiary.

OTHER CONTRACT PROVISIONS

TEN DAY RIGHT TO REVIEW

         You may cancel the contract by returning it to our Annuity Service Office or agent within ten days after receipt of the contract. Within seven days after we receive the returned contract, we will refund the payment made for the contract.

         We do not impose any withdrawal charge upon return of the contract within the ten day right to review period. The ten day right to review may vary in certain states in order to comply with the requirements of insurance laws and regulations in such states. When we issue the contract as an individual retirement annuity under Section

408 or 408A of the Code, during the first seven days of the ten day period we will return the contract value if this is greater than the amount otherwise payable.

OWNERSHIP

         In the case of an individual annuity contract, the contract owner is the person entitled to exercise all rights under the contract. In the case of a group annuity contract, the contract is owned by the group holder; however, all contract rights and privileges not expressly reserved to the group holder may be exercised by each certificate owner as to such owner's interest as specified in his or her certificate. Prior to the maturity date, the contract owner is the person designated in the contract specifications page or as subsequently named. On and after the maturity date, the annuitant is the contract owner. If amounts become payable to any beneficiary under the contract, the beneficiary is the contract owner.

         In the case of non-qualified contracts, you may change the ownership of or collaterally assign the contract at any time prior to the maturity date, subject to the rights of any irrevocable beneficiary. Assigning a contract, or changing the ownership of a contract, may be treated as a distribution of the contract value for federal tax purposes (see "FEDERAL TAX MATTERS").


         You must make any request for a change of ownership or assignment in writing, and we must approve your request. If approved by us, any assignment and any change will be effective as of the date we receive your request at our Annuity Service Office. We assume no liability for any payments made or actions taken before we approve a change or accept an assignment and no responsibility for the validity or sufficiency of any assignment. If you make an absolute assignment, it will revoke the interest of any revocable beneficiary.



         In the case of qualified contracts, ownership of the contract generally may be transferred only by the trustee of an exempt employees' trust which is part of a retirement plan qualified under Section 401 of the Code or as otherwise permitted by applicable IRS regulations. Subject to the foregoing, a qualified contract may not be sold, assigned, transferred, discounted or pledged as collateral for a loan or as security for the performance of an obligation or for any other purpose to any person other than us.


BENEFICIARY


         The beneficiary is the person, persons or entity designated in the contract specifications page or as subsequently named. However, if there is a surviving contract owner, that person will be treated as the beneficiary. You may change the beneficiary subject to the rights of any irrevocable beneficiary. You must make any request for a change in writing. We must approve such a request and, if approved by us, the change will be effective as of the date on which we receive your request. We assume no liability for any payments made or actions taken before we approve the change. If no beneficiary is living, the contingent beneficiary will be the beneficiary. The interest of any beneficiary is subject to that of any assignee. If no beneficiary or contingent beneficiary is living, the beneficiary is the estate of the deceased contract owner. In the case of certain qualified contracts, IRS regulations prescribe certain limitations on the designation of a beneficiary.


ANNUITANT

         The annuitant is any natural person or persons to whom we will make annuity payments and whose life is used to determine the duration of annuity payments involving life contingencies. If you name more than one person as an "annuitant," the second person named will be referred to as "co-annuitant." The annuitant is as designated on the contract specifications page or in the application, unless changed.

         On the death of the annuitant, the co-annuitant, if living, becomes the annuitant. If there is no living co-annuitant, the owner becomes the annuitant. In the case of certain qualified contracts, there are limitations on the ability to designate and change the annuitant and the co-annuitant.

MODIFICATION

         We will not change or modify the contract without the consent of the owner or group holder, as applicable, except to the extent necessary to conform to any applicable law or regulation or any ruling issued by a government agency. However, on 60 days notice to the group holder, we may change the withdrawal charges, administration fees, free withdrawal percentage, annuity purchase rate and the market value adjustment as to any certificates issued after the effective date of the modification. We will interpret the provisions of the contract so as to comply with the requirements of Section 72(s) of the Code.

OUR APPROVAL

         We may accept or reject a contract application in our sole discretion.

DISCONTINUANCE OF NEW OWNERS

         In the case of a group annuity contract, we may, on 30 days notice to the group holder, limit or discontinue acceptance of new applications and the issuance of new certificates under a contract.

MARKET VALUE ADJUSTMENT

         If you withdraw, transfer or annuitize any amount prior to the end of either the initial guarantee period or a renewal guarantee period, we will adjust such amount by the market value adjustment factor described below.

         The market value adjustment factor is determined by the following formula: ((1+i)/(1+j))(n/12) where:

                i - The initial guaranteed interest rate or renewal guaranteed interest rate currently being earned on the contract.

                j - The guaranteed interest rate available, on the date we process the request, for a guarantee period with the same length as the period remaining in the initial guarantee period or renewal guarantee period. If the guarantee period of this length is not available, we will choose our guarantee period with the next highest duration.

                n - The number of complete months remaining to the end of the initial guarantee period or renewal guarantee period.

         We will make no market value adjustment in the following situations:

                -   the death of the contract owner;

                - the withdrawal of amounts within one month before the end of the guarantee period; and

                - the withdrawal of amounts in any contract year that do not exceed 10% of total purchase payments less any prior partial withdrawals in that year.

         The market value adjustment reflects the relationship between the initial guaranteed interest rate or the renewal guaranteed interest rate applicable to the contract and the then current available guaranteed interest rate. Generally, if the initial guaranteed interest rate or the renewal guaranteed interest rate is lower than the then current available guaranteed interest rate, then the effect of the market value adjustment will be to reduce the amount withdrawn, transferred or annuitized. Similarly, if the initial guaranteed interest rate or the renewal guaranteed interest rate is higher than the then current available guaranteed interest rate, then the effect of the market value adjustment will be to increase the amount withdrawn, transferred or annuitized. The greater the difference in these interest rates the greater the effect of the market value adjustment.

         The market value adjustment is also affected by the amount of time remaining in the guarantee period. Generally, the longer the time remaining in the guarantee period, the greater the effect of the market value adjustment on the amount withdrawn, transferred or annuitized. This is because the longer the time remaining in the guarantee period, the higher the compounding factor `n' in the market value adjustment factor.

         The cumulative effect of the market value adjustment and withdrawal charges could result in your receiving total withdrawal proceeds of less than your purchase payment.

         BECAUSE OF THE MARKET VALUE ADJUSTMENT PROVISION OF THE CONTRACT, YOU BEAR THE INVESTMENT RISK THAT THE CURRENT AVAILABLE GUARANTEED INTEREST RATE OFFERED BY US AT THE TIME OF WITHDRAWAL, TRANSFER OR ANNUITIZATION MAY BE HIGHER THAN THE INITIAL OR RENEWAL GUARANTEE INTEREST RATE APPLICABLE TO THE CONTRACT WITH

THE RESULT THAT THE AMOUNT YOU RECEIVE UPON A WITHDRAWAL, TRANSFER OR ANNUITIZATION MAY BE SUBSTANTIALLY REDUCED.

         For more information on the market value adjustment, including examples of its calculation, see APPENDIX B.

CHARGES AND DEDUCTIONS

WITHDRAWAL CHARGE

         If you make a withdrawal from the contract before the maturity date, we may assess a withdrawal charge (contingent deferred sales charge) against amounts withdrawn during the first seven contract years. There is never a withdrawal charge after seven complete contract years or with respect to certain free withdrawal amounts described below. The amount of the withdrawal charge and when it is assessed are discussed below:

                (1) In any contract year, the free withdrawal amount for that year is the excess of (i) over (ii), where (i) is 10% of the purchase payment and (ii) is all prior partial withdrawals in that contract year. You may withdraw free withdrawal amounts without the imposition of a withdrawal charge.

                (2) If you make a withdrawal at the end of the initial guarantee period, we will not apply a withdrawal charge provided such withdrawal occurs on or after the end of the third contract year. If you make a withdrawal at the end of any other guarantee period, we will not apply a withdrawal charge provided such withdrawal occurs on or after the end of the fifth contract year. We must receive your written request for withdrawal at the end of a guarantee period during the 30 day period preceding the end of that guarantee period.

                (3) We calculate the amount of the withdrawal charge by
                    multiplying the gross withdrawal value, less any administration fee and free withdrawal amount, by the applicable withdrawal charge percentage obtained from the table below.

                       NUMBER OF COMPLETED             WITHDRAWAL CHARGE
                         CONTRACT YEARS                   PERCENTAGE
                       -------------------------------------------------
                               0                               7%
                               1                               6%
                               2                               5%
                               3                               4%
                               4                               3%
                               5                               2%
                               6                               1%
                               7+                              0%

                (4) We generally do not assess any withdrawal charge on
                    distributions made as a result of the death of the contract owner or, if applicable, the annuitant (see "Death Benefit Before Maturity Date - Amount and Payment of Death Benefit").

         We will use the amount collected from the withdrawal charge to reimburse us for the compensation paid to cover selling concessions to broker-dealers, preparation of sales literature and other expenses related to sales activity.

         For examples of calculation of the withdrawal charge, see APPENDIX A. We may subject withdrawals to a market value adjustment in addition to the withdrawal charge described above (see "MARKET VALUE ADJUSTMENT").

REDUCTION OR ELIMINATION OF WITHDRAWAL CHARGE

         We may from time to time reduce or eliminate the amount of the withdrawal charge on a contract or the period to which it applies when contracts are sold to certain individuals or groups of individuals in a manner that results in savings of sales expenses. When considering whether to reduce or eliminate the sales charge or the period to which it applies, we will consider such factors as:

                -   the size and type of group,
                -   the amount of the single premium, and/or
                -   other transactions where sales expenses are reduced.

         Withdrawals may be subject to income tax to the extent of earnings under the contract and, if made prior to age 59-1/2, generally will be subject to a 10% IRS penalty tax (see "FEDERAL TAX MATTERS - Taxation of Partial and Full Withdrawals").

TAXES

         We reserve the right to charge or provide for certain taxes against purchase payments, contract values, death benefits or annuity payments. Such taxes may include premium taxes or other taxes levied by any government entity which we determine to have resulted from the:

            -   establishment or maintenance of the Fixed Account,
            -   receipt by us of purchase payments,
            -   issuance of the contracts,
            - commencement or continuance of annuity payments under the contracts, or
            -   death of the owner or annuitant.

         In addition, we will withhold taxes to the extent required by applicable law.

         Except for residents of those states which apply premium taxes upon receipt of purchase payments, we will deduct premium taxes from the contract value used to provide for annuity payments. For residents of those states which apply premium taxes upon receipt of purchase payments, we will deduct premium taxes upon payment of any withdrawal or death benefits or upon any annuitization. The amount deducted will depend on the premium tax assessed in the applicable state. State premium taxes currently range from 0% to 3.5% depending on the jurisdiction and the tax status of the contract and are subject to change by the legislature or other authority (see "APPENDIX C: STATE PREMIUM TAXES").

ADMINISTRATION FEE

         To compensate us for assuming certain administrative expenses, we reserve the right to charge an annual administration fee. Prior to the maturity date, we will deduct the administration fee on the last day of each contract year. If you surrender the contract for its contract value on any date other than the last day of any contract year, we will deduct the full amount of the administration fee from the amount paid. We are not currently assessing an administration fee.

                                   REINSURANCE

         We have entered into an indemnity coinsurance agreement with Peoples Security Life Insurance Company ("PEOPLES") to reinsure fixed annuity business written by us prior to January 1, 1999 for the product described in this prospectus.

         The indemnity aspects of the agreement provide that we remain liable for the contractual obligations whereas Peoples agrees to indemnify us for any contractual claims incurred. The coinsurance aspects of the agreement require that we transfer to Peoples an agreed upon percentage (currently, 100%) of assets backing the fixed annuity premiums received by us for fixed annuity contracts. Peoples reimburses us for a percentage of claims and provides expense allowances to cover commission and other costs associated with this fixed annuity business. Peoples' contractual liability runs solely to us, and no contract owner has any right of action against Peoples.

         Peoples is responsible for investing the fixed annuity premiums received and is at risk for any potential investment gains and losses. Under this agreement, we will continue to administer the fixed annuity business for which we will earn an expense allowance. We have set up a reserve to recognize that expense allowances received from Peoples under this indemnity coinsurance agreement do not fully reimburse us for overhead expenses allocated to this fixed annuity line of business.

         For fixed annuity business written by us on or after January 1, 1999, The Manufacturers Life Insurance Company (U.S.A.) reinsures certain amounts with respect to the contract described in this prospectus under a reinsurance agreement with substantial similar terms to the Peoples Reinsurance Agreement.

               ADDITIONAL INFORMATION ABOUT MANULIFE NORTH AMERICA

DESCRIPTION OF BUSINESS

         Product Lines

         We issue fixed and variable annuity contracts. We allocate amounts invested in the fixed portion of the contracts either to our general account or, in the case of the contract described in this prospectus, to a non-unitized separate account. Amounts invested in the variable portion of the contracts are allocated to our separate accounts (excluding the Fixed Account). We invest separate account assets (other than the separate account described in this prospectus) in shares of Manufacturers Investment Trust (formerly NASL Series Trust) ("MIT"), a no-load, open end management investment company organized as a Massachusetts business trust.


         As of December 31, 2000, we were licensed to sell fixed and variable annuity and variable life insurance contracts in all states except New Hampshire and New York. Our wholly owned subsidiary, Manulife New York, which we established in 1992, is licensed to sell fixed and variable annuity and variable life insurance contracts in New York.


         Property and Office Location

         Our office is located at 500 Boylston Street, Suite 400, Boston, Massachusetts 02116 where we lease office space. We do not own any real property which we use for business purposes.

MANAGEMENT DISCUSSION & ANALYSIS

OVERVIEW

         The following analysis of the consolidated results of operations and financial condition of the Company should be read in conjunction with the consolidated financial statements and the related notes to consolidated financial statements.


         The Company recorded net income from continuing operations of $72.5 million in 2000, an increase of $12.6 million, or 21%, from net income of $59.9 million in 1999. The increase is primarily attributable to continued growth in deposits and a tax benefit associated with a dividend received deduction. Partially offsetting this was an increase in amortization of Deferred Acquisition Costs ("DAC") resulting from a downturn in equity markets during the last quarter of the year.



         The Company recorded net income from continuing operations of $59.9 million in 1999, an increase of $16.1 million, or 37%, from net income of $43.8 million in 1998. The increase was primarily a result of higher fee income earned on additional separate account assets and higher advisory fees associated with the assets held in MIT.



         The Company's primary source of earnings is from the sale of individual annuity products within its wealth management operations. As such, the remainder of this discussion will be limited to the results of operations from the sale of these products except as otherwise noted. Earnings from the sale of individual annuity products are comprised of fees assessed against policyholder account balances included in the Company's separate accounts including: mortality and expense risk charges, surrender charges and an annual administrative charge. In addition, a spread is earned between the advisory fees charged to manage the separate account assets invested in MIT and the subadvisory fees paid to external managers of those assets. A key factor in the Company's profitability is sustained growth in the underlying assets through market performance coupled with the ability to acquire and retain variable annuity deposits.


REVIEW OF CONSOLIDATED OPERATING RESULTS


Revenues

         Total revenues for the year increased by 29% from $353.5 million in 1999 to $455.1 million in 2000. Fees associated with the management of the separate accounts and policyholder general accounts increased by 27% from $218.2 million in 1999 to $276.2 million in 2000. Investment management advisory fees associated with assets held in MIT increased by 36% from $122.7 million in 1999 to $167.0 million in 2000. The above growth in fee income is attributed to a combination of record deposits of $4.6 billion for 2000, up 31% from $3.5 billion in 1999, continuing positive policyholder cashflows, and strong equity market performance in the fourth quarter of 1999 which continued well into 2000.

                              BENEFITS AND EXPENSES

         Total benefits and expenses for the year increased by 52% from $260.9 million in 1999 to $396.6 million in 2000. The increase is mainly attributable to a growth in the deposit base and the downturn in equity markets during the fourth quarter. As a result, there was a $65.6 million increase in DAC amortization, the Company paid an additional $27.0 million of sub-advisory expenses, and borrowing costs increased by 72% from $15.7 million in 1999 to $27.0 million in 2000. The balance of the increase in benefits and expenses resulted from higher policyholder benefits and claims, selling and administrative costs, and investments in the infrastructure of the Company, again as a result of the significant growth of the Company.

                          INCOME TAX BENEFIT (EXPENSE)

         Included in the income tax benefit (expense) for 2000 is a $34.0 million reduction resulting from a new IRS technical memorandum that clarified the dividends received deduction associated with fees earned from the Company's separate account operations. Of this amount, $27.4 million is a true-up and relates to fees earned from separate account operations prior to 2000.


1999 Compared to 1998


Revenues



         Total revenues for the year increased by 29% from $274.2 million in 1998 to $353.5 million in 1999. Fees associated with the management of the separate accounts and policyholder general accounts increased by 31% from $166.5 million in 1998 to $218.2 million in 1999. Investment management advisory fees associated with assets held in MIT increased by 29% from $94.8 million in 1998 to $122.7 million in 1999. Separate account assets and total assets grew by 31% during 1999. This growth is attributed to record deposits of $3.5 billion in 1999, compared to 1998 deposits of $2.4 billion, and strong equity market performance during 1999.



                              BENEFITS AND EXPENSES



         Total benefits and expenses for the year increased by 26% from $206.5 million in 1998 to $261.0 million in 1999. A contributor to the overall expense increase was selling and administrative expenses which increased by 40% from $47.6 million in 1998 to $66.6 million in 1999. This growth was due to record deposits for the year. The Company also paid an additional $14.4 million of sub-advisory expenses during 1999, related to the growth in business and assets held in MIT. The remaining increase resulted from higher borrowing costs, policyholder benefits and claims, and other general operating expenses, all due to the significant growth of the Company. DAC amortization was reduced by $8.9 million during 1999, due primarily to improved investment performance of the Company's separate account assets compared to 1998. Higher projected fees due to improved annual investment results compared to 1998 resulted in reduced DAC amortization for the year.


FINANCIAL POSITION


2000 Compared to 1999



         Total assets increased $1.0 billion or 6%, from $17.7 billion at December 31, 1999 to $18.7 billion at December 31, 2000. Separate account assets increased by 5% in 2000 compared to 1999 and represented 90% of total assets as the Company continued to focus on its variable option annuity products. The Company continues to own high quality investment grade fixed maturity investments to support its general account liabilities and shareholder's equity. The Company's DAC asset grew by 38% as the Company experienced record deposits during 2000 and deferred the related costs, net of current amortization, associated with those deposits. Due from reinsurers decreased $58.9 million as a result of lower fixed deferred account values related to dollar cost averaging promotions offered to policyholders.

The Company recorded federal income tax recoverable from affiliates in the amount of $13.5 million, attributable to the dividend received deduction.



         Total liabilities increased proportionately with the growth in the related assets during 2000, primarily in the Company's separate accounts. During 2000, the Company's net borrowing from ManUSA increased by $130.9 million to support its record deposits and related acquisition expenses. Policyholder liabilities and accruals decreased by $61.3 million primarily as a result of decreased account values associated with the policies reinsured under a fixed annuity coinsurance agreement.



         Included in total shareholder's equity is an increase in additional paid-in capital of $53 million from $207.1 million as at December 31, 1999 to $260.1 million as at December 31, 2000. The increase was the result of a capital contribution from MWLH during September 2000, which was obtained to support the Company's continued growth.


LIQUIDITY AND CAPITAL RESOURCES

         Liquidity describes the ability of a company to generate sufficient cash flows to meet the cash requirements of business operations. Historically, the Company's principal cash flow sources have been deposits and charges on contracts, investment income, maturing investments, and proceeds from sales of investment assets. In addition to the need for cash flow to meet operating expenses, the liquidity requirements of the Company relate principally to its annuity liabilities and to the funding of investments in new products, processes, and technologies. The liabilities mentioned above include the payment of benefits under its annuity contracts along with contract withdrawals and policy loans.


         The general account liabilities consist of policyholder funds, the liquidity requirements of which have not fluctuated significantly from one year to the next. Policyholder transactions related to separate accounts do not materially impact the cash flow of the Company.



         The substantial increase in the Company's deposits since 1993 has resulted in the Company requiring cash financing to support this growth. The Company must invest all of its variable option deposits in the separate accounts while paying commissions and acquisition expenses related to these deposits and other deposits from its general account. Prior to 1995, the Company used capital and general account assets to fund these costs. Since 1995, the Company's fixed account acquisition expenses are largely funded through a fixed account reinsurance agreement. Starting in 1996, substantially all variable account acquisition costs are financed through borrowing from ManUSA and internally generated cash flows.



         The Company maintains a prudent amount invested in cash and short term investments. At the end of 2000, this amounted to $60.0 million or 29% of total general account investments compared to $69.1 million in 1999 or 30%. In addition, the Company's liquidity is managed by maintaining an easily marketable portfolio of fixed maturity securities. Because of the Company's expanding business, acquisition costs will not only result in losses from operations, but will also create a cash flow strain. The Company on an annual basis forecasts its capital and financing requirements to support its operations. The Company looks to its parents, direct and or indirect, for the necessary capital or financing to support growth.



         The Company's net cash flows from operating activities were ($190.1) million, ($97.9) million and ($25.8) million for the years ended December 31, 2000, 1999 and 1998, respectively. The negative cash flows from operations are primarily related to increased commissions and acquisition expenses associated with increased deposits. Offsetting these items each year are increases in total fees, including net advisory fees, generated by separate accounts and policyholder funds.



         The Company's net cash flows from investing activities were $2.9 million, ($13.5) million and ($33.3) million for the years ended December 31, 2000, 1999 and 1998, respectively. The change in cash flows resulted primarily from turnover of the fixed maturity securities portfolio which supports the Company's policyholder liabilities and surplus.



         The Company's net cash flows from financing activities were $171.2 million, $128.9 million, and $62.1 million, for the years ended December 31, 2000, 1999 and 1998, respectively. The increase in net cash flows is primarily related to additional borrowings from ManUSA to support the Company's growth. Net deposits to policyholder funds and capital contributions in 2000 and 1999 also provided additional cash to the Company. Offsetting the cash flows were reinsurance considerations.



         Aside from the financing required to partially fund acquisition costs, the Company's cash flows are adequate to meet the general obligations on all contracts associated with policyholder liabilities.


CAPITAL REQUIREMENTS AND SOLVENCY PROTECTION


         In order to enhance the regulation of insurer solvency, the National Association of Insurance Commissioners ("NAIC") has established minimum Risk Based Capital (RBC) requirements. The requirements are designed to monitor capital adequacy and to raise the level of protection that statutory surplus provides for policyholders. The RBC model law requires that life insurance companies report on a formula-based RBC standard which is calculated by applying various factors to asset, premium and reserve items. The formula takes into account risk characteristics of the life insurer, including asset risk, insurance risk, interest risk and business risk. If an insurer's ratio falls below certain thresholds, regulators will be authorized, and in some circumstance required, to take regulatory action.



         The Company's policy is to maintain capital and surplus balances well in excess of the minimums required under government regulations in all jurisdictions in which the Company does business. At December 31, 2000 the Company's capital and surplus balances exceeded all such required minimums.






QUANTITATIVE AND QUALITATIVE DISCLOSURE ABOUT MARKET RISK

         Market risk is the risk that the Company will incur losses due to adverse changes in market rates and prices. The primary market risk exposure for the Company is the impact of lower than expected equity market performance on its asset-related fee revenue. The Company also has certain exposures to changes in interest rates.

Equity Risk


         The Company earns asset based fees based on the asset levels invested in the separate accounts. As a result, the Company is subject to the effect changes in equity market levels will have on the amounts invested in the separate accounts. The Company estimates that a 10% decline in equity values related to in force separate account contracts at December 31, 2000, if the decline existed throughout 2001, would adversely affect the Company's asset based fees for 2001 by $32.6 million.


Interest Rate Risk

         Interest rate risk is the risk that the Company will incur economic losses due to adverse changes in interest rates. This risk arises from the issuance of certain interest sensitive annuity products and the investing of those proceeds in fixed rate investments. The Company manages its interest rate risk through an asset/liability management program. The Company has established a target portfolio mix which takes into account the risk attributes of the liabilities supported by the assets, expectations of market performance, and a conservative investment philosophy. Preservation of capital and maintenance of income flows are key objectives of this program. In addition, the Company has diversified its product portfolio offerings to include products that contain features that will protect it against fluctuations in interest rates. Those features include adjustable crediting rates, policy surrender charges, and market value adjustments on liquidations.


         Based upon the Company's investment strategy, asset-liability management process, and the durations of its assets and liabilities at December 31, 2000, management estimates that a 100 basis point immediate, parallel increase in interest rates for the entire year of 2001 would decrease the fair value of its general account assets by approximately $5.6 million. There would be no effect on the fair value of the Company's liabilities because of the features inherent in the Company's products.

REGULATION


         The Company is subject to the laws of the State of Delaware governing insurance companies and to the regulation of the Delaware Insurance Department. Manulife New York is subject to the laws and regulation of the State of New York. In addition, the Company is subject to regulation under the insurance laws of other jurisdictions in which the Company operates. Regulation by each insurance department includes periodic examination of the Company's operations, including contract liabilities and reserves. Regulation by supervisory agencies includes licensing to transact business, overseeing trade practices, licensing agents, approving policy forms, establishing reserve requirements, fixing maximum interest rates on life insurance policy loans and minimum rates for accumulation of surrender values, prescribing the form and content of required financial statements and regulation of the type and amounts of investments permitted. The Company's books and accounts are subject to review by each insurance department and other supervisory agencies at all times, and the Company files annual statements with these agencies. A full examination of the Company's operations is conducted periodically by the Delaware insurance department (The New York Insurance Department for Manulife New York.)


         Several insurers affiliated with the Company, The Manufacturers Life Insurance Company (U.S.A.) ("ManUSA") and The Manufacturers Life Insurance Company of America ("ManAmerica"), are domiciled in Michigan and therefore subject to Michigan regulation. Consequently, the Michigan Insurance Bureau has jurisdiction in applying its laws and regulations to transactions which may occur between the Company and ManUSA. Under Michigan holding company laws and other laws and regulations, intercompany transactions, transfers of assets and dividend payments may be subject to prior notification or approval depending upon the size of such transfers and payments in relation to the financial positions of the companies. Transactions between the Company and MWL are primarily regulated by Delaware but may also be subject to Michigan regulation if the transaction involves ManUSA or ManAmerica.

         Under insurance guaranty fund laws in most states, insurers doing business therein can be assessed (up to prescribed limits) for policyholder losses incurred by insolvent companies. The amount of any future assessments on the Company under these laws cannot be reasonably estimated. Most of these laws do provide, however, that an assessment may be excused or deferred if it would threaten an insurer's own financial strength.

         Although the federal government generally does not directly regulate the business of insurance, federal initiatives often have an impact on the business in a variety of ways. Federal legislation that removed barriers preventing banks from engaging in the insurance business or that changed the Federal income tax treatment of insurance companies, insurance company products, or employee benefit plans could significantly affect the insurance business.

SELECTED FINANCIAL DATA


                                                                 For the Years Ended December 31
                                       ----------------------------------------------------------------------------------
                                              2000              1999              1998              1997             1996
                                              ----              ----              ----              ----             ----
                                                                           (in thousands)
Under Accounting Principles
Generally Accepted in the
United States:

Total Revenues                         $   455,077       $   353,523       $   274,216       $   202,751       $  147,772

Net Income                                  72,451            59,852            44,420            33,233           15,735

Total Separate Account Assets           16,813,984        16,022,215        12,188,420         9,529,160        6,820,599

Total Assets                            18,719,861        17,726,298        13,496,414        10,633,763        7,811,370

Shareholder's Equity                       464,834           337,243           254,030           208,726          127,070


THE MANUFACTURERS LIFE INSURANCE COMPANY OF NORTH AMERICA SEPARATE ACCOUNT D

         We established The Manufacturers Life Insurance Company of North America Separate Account D (formerly NASL Fixed Account) (the "FIXED ACCOUNT") in 1996 as a separate account under Delaware law. It is not a registered investment company. The Fixed Account holds assets that are segregated from all of our other assets. The Fixed Account is currently used only to support the obligations under the contracts offered by this prospectus. These obligations are based on interest rates credited to the contracts and do not depend on the investment performance of the Fixed Account. Any gain or loss in the Fixed Account accrues solely to us and we assume any risk associated with the possibility that the value of the assets in the Fixed Account might fall below the reserves and other liabilities that must be maintained. Should the value of the assets in the Fixed Account fall below reserve and other liabilities, we will transfer assets from our general account to the Fixed Account to make up the shortfall. We reserve the right to transfer to our general account any assets of the Fixed Account in excess of such reserves and other liabilities and to maintain assets in the Fixed Account which support any number of annuities which we offer or may offer. The assets of the Fixed Account are not insulated from the claims of our creditors and may be charged with liabilities which arise from other business which we conduct. Thus we may, at our discretion if permitted by applicable state law, transfer existing Fixed Account assets to, or place future Fixed Account allocations in, the general account for purposes of administration.

         We will invest the assets of the Fixed Account in those assets which we select and which are permitted by applicable state laws for separate account investment. As noted above under "REINSURANCE," two reinsurers are responsible for investing an agreed upon percentage (currently, 100%) of the assets in the Fixed Account.

DISTRIBUTION OF THE CONTRACT

         Our majority-owned subsidiary, MSS, a Delaware limited liability company with offices at 73 Tremont Street, Boston, Massachusetts 02108, is the principal underwriter of the contracts. It also provides advisory services to MIT. MSS is a broker-dealer registered under the 1934 Act and a member of the National Association of Securities Dealers, Inc. ("NASD"). MSS has entered into a non-exclusive promotional agent agreement with Manulife Wood Logan. Manulife Wood Logan is a broker-dealer registered under the 1934 Act and a member of the NASD.

         The contracts will be sold by registered representatives of broker-dealers authorized by MSS to sell them. Such registered representatives will also be our licensed insurance agents. Under the promotional agent agreement, Manulife Wood Logan will recruit and provide sales training and licensing assistance to such registered representatives and will prepare sales and promotional materials for our approval. MSS will pay distribution compensation to selling brokers in varying amounts which under normal circumstances are not expected to exceed 5% of purchase payments. MSS may from time to time pay additional compensation pursuant to promotional contests. Additionally, in some circumstances, MSS will provide reimbursement of certain sales and marketing expenses. MSS will pay the promotional agent for providing marketing support for the distribution of the contracts.

CONFIRMATION STATEMENTS

         We will send you confirmation statements for certain transactions in your account. You should carefully review these statements to verify their accuracy and should immediately report any mistake to our Annuity Service Office. If you fail to notify our Annuity Service Office of any mistake within 60 days of the mailing of the confirmation statement, you will be deemed to have ratified the transaction.

LEGAL PROCEEDINGS

         There are no material pending legal proceedings, other than ordinary routine litigation, to which we or any of our subsidiaries is a party or to which any of our or their property is subject. To the best of our knowledge, no such proceedings are contemplated by any governmental authority.

LEGAL MATTERS

         James D. Gallagher, Esq., our Vice President, Secretary and General Counsel, has passed upon all matters of applicable state law pertaining to the contract, including our right to issue the contract.

INDEPENDENT AUDITORS


         The consolidated financial statements of the Company at December 31, 2000 and 1999, and for each of the three years in the period ended December 31, 2000 appearing in this Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.


NOTICES AND REPORTS TO CONTRACT OWNERS

         At least once each contract year, we will send you a statement showing the contract value of the contract as of the date of the statement. The statement will also show premium payments and any other information required by any applicable law or regulation.

CONTRACT OWNER INQUIRIES

         You should direct all inquiries to our Annuity Service Office at P.O. Box 9230, Boston, Massachusetts 02205-9230.

                               FEDERAL TAX MATTERS

INTRODUCTION


         The following discussion of the federal income tax treatment of the contracts is not exhaustive, does not purport to cover all situations, and is not intended as tax advice. The federal income tax treatment of the contracts is unclear in certain circumstances, and you should consult a qualified tax adviser with regard to the application of law to individual circumstances. This discussion is based on the Code, IRS regulations, and interpretations existing on the date of this prospectus. These authorities, however, are subject to change by Congress, the IRS, and judicial decisions. This discussion does not address state or local tax consequences associated with the purchase of the contracts.


         WE MAKE NO GUARANTEE REGARDING ANY TAX TREATMENT, FEDERAL, STATE OR LOCAL, OF ANY CONTRACT OR OF ANY TRANSACTION INVOLVING A CONTRACT.

OUR TAX STATUS


         We are taxed as a life insurance company under the Code. The assets in the separate accounts are owned by us, and the income derived from such assets is includible in our income for federal income tax purposes.

TAXATION OF ANNUITIES IN GENERAL

         Tax Deferral During Accumulation Period

         Under existing provisions of the Code, except as described below, any increase in contract value is generally not taxable to you as the contract owner or to the annuitant until received, either in the form of annuity payments as contemplated by the contracts, or in some other form of distribution. However, this rule applies only if the contract owner is an individual.

         As a general rule, deferred annuity contracts held by "non-natural persons," such as a corporation, trust or other similar entity, as opposed to a natural person, are not treated as annuity contracts for federal income tax purposes. The income on such contracts (as defined in the tax law) is taxed as ordinary income that is received or accrued by the owner during the taxable year. There are several exceptions to this general rule for non-natural contract owners. First, annuity contracts will generally be treated as held by a natural person if the nominal owner is a trust or other entity which holds the contract as an agent for a natural person. However, this exception will not apply in the case of any employer which is the nominal owner of an annuity contract under a non-qualified deferred compensation arrangement for its employees.

         Other exceptions to the general rule for non-natural contract owners will apply with respect to:

                - annuity contracts acquired by an estate of a decedent by reason of the death of the decedent,

                - annuity contracts issued in connection with certain qualified retirement plans,

                - annuity contracts purchased by employers upon the termination of certain qualified retirement plans,

                - certain annuity contracts used in connection with structured settlement agreements, and

                - annuity contracts purchased with a single premium when the annuity starting date is no later than a year from purchase of the annuity and substantially equal periodic payments are made, not less frequently than annually, during the annuity period.

         In addition to the foregoing, if the contract's maturity date occurs, or is scheduled to occur, at a time when the annuitant is at an advanced age, such as over age 85, it is possible that the owner will be taxable currently on the annual increase in the contract value.

         The remainder of this discussion assumes that the contract will constitute an annuity for federal tax purposes.

         Taxation of Partial and Total Withdrawals

         In the case of a partial withdrawal, amounts received generally are includible in income to the extent the owner's contract value before the withdrawal exceeds his or her "investment in the contract." In the case of a total withdrawal, amounts received are includible in income to the extent they exceed the "investment in the contract." For these purposes the "investment in the contract" at any time equals the total of the purchase payments made under the contract to that time (to the extent such payments were neither deductible when made nor excludable from income as, for example, in the case of certain employer contributions to qualified contracts) less any amounts previously received from the contract which were not included in income.

         Other than in the case of qualified contracts (which generally cannot be assigned or pledged), any assignment or pledge (or agreement to assign or pledge) any portion of the contract value is treated as a withdrawal of such amount or portion. The investment in the contract is increased by the amount includible in income with respect to such assignment or pledge, though it is not affected by any other aspect of the assignment or pledge (including its release). If you transfer your interest in a contract without adequate consideration to a person other than your spouse (or a former spouse incident to divorce), you will be taxed on the difference between your contract value and the investment in the contract at the time of transfer. In such case, the transferee's investment in the contract will be increased to reflect the increase in the transferor's income.

         There is some uncertainty regarding the treatment of the market value adjustment for purposes of determining the amount includible in income as a result of any partial withdrawal, assignment or pledge, or transfer without adequate consideration. Congress has given the IRS regulatory authority to address this uncertainty. However, as of the date of this prospectus, the IRS has not issued any regulations addressing these determinations.


         Taxation of Annuity Payments

         Normally, the portion of each annuity payment taxable as ordinary income is equal to the excess of the payment over the exclusion amount. The exclusion amount is the amount determined by multiplying (1) the payment by (2) the ratio of the investment in the contract, adjusted for any period certain or refund feature, to the total expected value of annuity payments for the term of the contract (determined under Treasury Department regulations). A simplified method of determining the taxable portion of annuity payments applies to contracts issued in connection with certain qualified plans other than IRAs.

         Once the total amount of the investment in the contract is excluded using this ratio, annuity payments will be fully taxable. If annuity payments cease because of the death of the annuitant and before the total amount of the investment in the contract is recovered, the unrecovered amount generally will be allowed as a deduction to the annuitant in his or her last taxable year.

         There may be special income tax issues present in situations where the owner and the annuitant are not the same person or are not married. You should consult a tax adviser in those situations.

         Taxation of Death Benefit Proceeds

         Amounts may be distributed from a contract because of the death of an owner or the annuitant. Prior to the maturity date, such death benefit proceeds are includible in income as follows:

                - if distributed in a lump sum, they are taxed in the same manner as a full withdrawal, as described above, or

                - if distributed under an annuity option, they are taxed in the same manner as annuity payments, as described above.

         After the maturity date, where a guaranteed period exists under an annuity option and the annuitant dies before the end of that period, payments made to the beneficiary for the remainder of that period are includible in income as follows:

                - if received in a lump sum, they are includible in income to the extent that they exceed the unrecovered investment in the contract at that time, or

                - if distributed in accordance with the existing annuity option selected, they are fully excludable from income until the remaining investment in the contract is deemed to be recovered, and all annuity payments thereafter are fully includible in income.

         Penalty Tax on Premature Distributions

         Where a contract has not been issued in connection with a qualified plan, there generally is a 10% penalty tax on the taxable amount of any payment from the contract. This penalty is not applicable if the payment is:

                -   received on or after the owner reaches age 59-1/2;

                - attributable to the owner becoming disabled (as defined in the tax law);

                - made on or after the death of the owner or, if the owner is not an individual, on or after the death of the primary annuitant (as defined in the tax law);

                - made as a series of substantially equal periodic payments (not less frequently than annually) for the life (or life expectancy) of the owner or the joint lives (or joint life expectancies) of the owner and a "designated beneficiary" (as defined in the tax law), or

                - made under a contract purchased with a single premium when the maturity date is no later than a year from purchase of the contract and substantially equal periodic payments are made, not less frequently than annually, during the annuity period.

         Aggregation of Contracts


         In certain circumstances, the IRS may determine the amount of an annuity payment or a withdrawal from a contract that is includible in income by combining some or all of the annuity contracts owned by an individual which are not issued in connection with a qualified plan. For example, if you purchase a contract offered by this prospectus and also purchase at approximately the same time an immediate annuity, the IRS may treat the two contracts as one contract. Similarly, if a person transfers part of his interest in one annuity contract to purchase another annuity contract, the IRS might treat the two contracts as one contract.


         In addition, if you purchase two or more deferred annuity contracts from the same insurance company (or its affiliates) during any calendar year, all such contracts will be treated as one contract for purposes of determining whether any payment not received as an annuity (including withdrawals prior to the maturity date) is includible in income. Thus, if during a calendar year you buy two or more of the contracts offered by this prospectus (which might be done, for example, in order to invest amounts in different guarantee periods), all of such contracts would be treated as one contract in determining whether withdrawals from any of such contracts are includible in income.

         The effects of such aggregation are not always clear and depend on the circumstances. However, aggregation could affect the amount of a withdrawal that is taxable and the amount that might be subject to the 10% penalty tax described above.

         Loss of Interest Deduction Where Contracts are Held by or for the Benefit of Certain Non-Natural Persons

         In the case of contracts issued after June 8, 1997 to a non-natural taxpayer (such as a corporation or a trust), or held for the benefit of such an entity, a portion of otherwise deductible interest may not be deductible by the entity, regardless of whether the interest relates to debt used to purchase or carry the contract. However, this interest deduction disallowance does not affect contracts where the income on such contracts is treated as ordinary income that is received or accrued by the owner during the taxable year. Entities that are considering purchasing the contract, or entities that will be beneficiaries under a contract, should consult a tax adviser.

QUALIFIED RETIREMENT PLANS

         In General

         The contracts are also designed for use in connection with certain types of qualified retirement plans which receive favorable treatment under the Code. Numerous special tax rules apply to participants in such qualified plans and to contracts used in connection with such qualified plans. In this prospectus we provide only general information about the use of the contract with the various types of qualified plans. Persons intending to use the contract in connection with a qualified plan should seek competent advice.

         The tax rules applicable to qualified plans vary according to the type of plan and the terms and conditions of the plan itself. For example, for both withdrawals and annuity payments under certain qualified contracts, there may be no "investment in the contract" and the total amount received may be taxable. Both the amount of the contribution that may be made, and the tax deduction or exclusion that the owner may claim for such contribution, are limited under qualified plans. If you are considering purchasing a contract for use in connection with a qualified retirement plan, you should consider, in evaluating the suitability of the contract, that the contract allows only a single premium purchase payment in an amount of at least $5,000. If this contract is used in connection with a qualified plan, the owner and annuitant must be the same individual. If a co-annuitant is named, all distributions made while the annuitant is alive must be made to the annuitant. Also, if a co-annuitant is named who is not the annuitant's spouse, the annuity options which are available may be limited, depending on the difference in ages between the annuitant and co-annuitant. Furthermore, the length of any guarantee period may be limited in some circumstances to satisfy certain minimum distribution requirements under the Code.

         Additionally, for contracts issued in connection with qualified plans subject to the Employee Retirement Income Security Act, the spouse or ex-spouse of the owner will have rights in the contract. In such a case, the owner may need the consent of the spouse or ex-spouse to a change annuity options or make a withdrawal from the contract.

                  In addition, special rules apply to the time at which distributions must commence and the form in which the distributions must be paid. For example, failure to comply with minimum distribution requirements applicable to qualified plans will result in the imposition of an excise tax. This excise tax generally equals 50% of the amount by which a minimum required distribution exceeds the actual distribution from the qualified plan. In the case of Individual Retirement Accounts ("IRAs") (other than Roth IRAs), distributions of minimum amounts (as specified in the tax law) must generally commence by April 1 of the calendar year following the calendar year in which the owner attains age 70-1/2. In the case of certain other qualified plans, distributions of such minimum amounts generally must commence by the later of this date or April 1 of the calendar year following the calendar year in which the employee retires.

         There is also a 10% penalty tax on the taxable amount of any payment from certain qualified contracts. (The amount of the penalty tax is 25% of the taxable amount of any payment received from a "SIMPLE retirement account" during the 2-year period beginning on the date the individual first participated in any qualified salary reduction agreement (as defined in the tax law) maintained by the individual's employer.) There are exceptions to this penalty tax which vary depending on the type of qualified plan. In the case of an IRA, including a "SIMPLE IRA," exceptions provide that the penalty tax does not apply to a payment (a) received on or after the owner reaches age 59-1/2, (b) received on or after the owner's death or because of the owner's disability (as defined in the tax law), or (c) made as a series of substantially equal periodic payments (not less frequently than annually) for the life (or life expectancy) of the owner or for the joint lives (or joint life expectancies) of the owner and designated beneficiary (as defined in the tax law). These exceptions, as well as certain others not described herein, generally apply to taxable distributions from other qualified plans (although, in the case of plans qualified under sections 401 and 403, exception "c" above for substantially equal periodic payments applies only if the owner has separated from service). In addition, the penalty tax does not apply to certain distributions from IRAs taken after December 31, 1997 which are used for qualified first time home purchases or for higher education expenses. Special conditions must be met to qualify for these two exceptions to the penalty tax. If you wish to take a distribution from an IRA for these purposes, you should consult your tax adviser.

         When issued in connection with a qualified plan, a contract will be amended as generally necessary to conform to the requirements of the plan. However, owners, annuitants, and beneficiaries are cautioned that the rights of any person to any benefits under qualified plans may be subject to the terms and conditions of the plans themselves, regardless of the terms and conditions of the contract. In addition, we will not be bound by terms and conditions of qualified plans to the extent such terms and conditions contradict the contract, unless we consent.

         Qualified Plan Types

         Following are brief descriptions of various types of qualified plans in connection with which we may issue a contract.

         Individual Retirement Annuities. Section 408 of the Code permits eligible individuals to contribute to an individual retirement program known as an IRA. IRAs are subject to limits on the amounts that may be contributed and deducted, the persons who may be eligible and on the time when distributions may commence. Also, distributions from certain qualified plans may be "rolled over" on a tax-deferred basis into an IRA. The contract may not be used in connection with an "Education IRA" under Section 530 of the Code.

         Simplified Employee Pensions (SEP-IRAs). Section 408(k) of the Code allows employers to establish simplified employee pension plans for their employees, using the employees' IRAs for such purposes, if certain criteria are met. Under these plans the employer may, within specified limits, make deductible contributions on behalf of the employees to IRAs. Employers intending to use the contract in connection with such plans should seek competent advice.

         SIMPLE IRAs. Section 408(p) of the Code permits certain small employers to establish "SIMPLE retirement accounts," including SIMPLE IRAs, for their employees. Under SIMPLE IRAs, certain deductible contributions are made by both employees and employers. SIMPLE IRAs are subject to various requirements, including limits on the amounts that may be contributed, the persons who may be eligible, and the time when distributions may commence.

         Roth IRAs. Section 408A of the Code permits eligible individuals to contribute to a type of IRA known as a "Roth IRA." Roth IRAs are generally subject to the same rules as non-Roth IRAs, but differ in certain respects.

         Among the difference are that contributions to a Roth IRA are not deductible and "qualified distributions" from a Roth IRA are excluded from income. A qualified distribution is a distribution that satisfies two requirements. First, the distribution must be made in a taxable year that is at least five years after the first taxable year for which a contribution to any Roth IRA established for the owner was made. Second, the distribution must be:

         -   made after the owner attains age 59-1/2;
         -   made after the owner's death;
         -   attributable to the owner being disabled; or
         -   a qualified first-time homebuyer distribution within the meaning of
             Section 72(t)(2)(F) of the Code.

         In addition, distributions from Roth IRAs need not commence when the owner attains age 70-1/2. A Roth IRA may accept a "qualified rollover contribution" from a non-Roth IRA but a Roth IRA may not accept rollover contributions from other qualified plans.

         Corporate and Self-Employed ("H.R. 10" and "Keogh") Pension and Profit-Sharing Plans. Sections 401(a) and 403(a) of the Code permit corporate employers to establish various types of tax-favored retirement plans for employees. The Self-Employed Individuals' Tax Retirement Act of 1962, as amended, commonly referred to as "H.R. 10" or "Keogh," permits self-employed individuals also to establish such tax-favored retirement plans for themselves and their employees. Such retirement plans may permit the purchase of the contract in order to provide benefits under the plans.

         Tax-Sheltered Annuities. Section 403(b) of the Code permits public school employees and employees of certain types of charitable, educational and scientific organizations specified in Section 501(c)(3) of the Code to have their employers purchase annuity contracts for them and, subject to certain limitations, to exclude the amount of purchase payments from gross income for tax purposes. These annuity contracts are commonly referred to as "tax-sheltered annuities." Purchasers of the contracts for such purposes should seek competent advice as to eligibility, limitations on permissible amounts of purchase payments and other tax consequences associated with the contracts.

         Section 403(b) policies contain restrictions on withdrawals of (i) contributions made pursuant to a salary reduction agreement in years beginning after December 31, 1988, (ii) earnings on those contributions, and (iii) earnings in such years on amounts held as of the last year beginning before January 1, 1989. These amounts can be paid only if the employee has reached age 59-1/2, separated from service, died, become disabled, or in the case of hardship. Amounts permitted to be distributed in the event of hardship are limited to actual contributions; earnings thereon cannot be distributed on account of hardship. Amounts subject to the withdrawal restrictions applicable to Section 403(b)(7) custodial accounts may be subject to more stringent restrictions. (These limitations on withdrawals do not apply to the extent we are directed to transfer some or all of the contract value to the issuer of another tax-sheltered annuity or into a Section 403(b)(7) custodial account.)

         Direct Rollover Rules

         In the case of contracts used in connection with a pension, profit-sharing, or annuity plan qualified under Sections 401(a) or 403(a) of the Code, or in the case of a Section 403(b) tax sheltered annuity, any "eligible rollover distribution" from the contract will be subject to direct rollover and mandatory withholding requirements. An eligible rollover distribution generally is any taxable distribution from a qualified pension plan under Section 401(a) of the Code, qualified annuity plan under Section 403(a) of the Code, or Section 403(b) tax sheltered annuity or custodial account, excluding certain amounts (such as minimum distributions required under Section 401(a)(9) of the Code, distributions which are part of a "series of substantially equal periodic payments" made for life or a specified period of 10 years or more, and hardship distributions).

         Under these requirements, withholding at a rate of 20% will be imposed on any eligible rollover distribution. In addition, the participant in these qualified retirement plans cannot elect out of withholding with respect to an eligible rollover distribution. However, this 20% withholding will not apply if, instead of receiving the eligible rollover distribution, the participant elects to have amounts directly transferred to certain qualified retirement plans (such as to an IRA). Prior to receiving an eligible rollover distribution, a notice will be provided explaining generally the direct rollover and mandatory withholding requirements and how to avoid the 20% withholding by electing a direct rollover.

FEDERAL INCOME TAX WITHHOLDING

         We will withhold and remit to the U.S. government a part of the taxable portion of each distribution made under a contract unless the distributee notifies us at or before the time of the distribution that he or she elects not to have any amounts withheld. In certain circumstances, we may be required to withhold tax. The withholding rates applicable to the taxable portion of periodic annuity payments are the same as the withholding rates generally applicable to payments of wages. The withholding rate applicable to the taxable portion of non-periodic payments (including withdrawals prior to the maturity date and rollovers from non-Roth IRAs to Roth IRAs) is 10%. As described above, the withholding rate applicable to eligible rollover distributions is 20%.

                                 GENERAL MATTERS

RESTRICTIONS UNDER THE TEXAS OPTIONAL RETIREMENT PROGRAM

         Section 830.105 of the Texas Government Code permits participants in the Texas Optional Retirement Program ("ORP") to withdraw their interest in a deferred annuity contract issued under the ORP only upon:

            (1) termination of employment in the Texas public institutions of higher education,
            (2) retirement,
            (3) death, or
            (4) the participant's attainment of age 70-1/2.

         Accordingly, before we may distribute any amounts from the contract, a participant in the ORP must furnish us proof that one of the four events has occurred. The foregoing restrictions on withdrawal do not apply if a participant in the ORP transfers his or her contract value to another contract or another qualified custodian during the period of participation in the ORP.

                                   APPENDIX A


EXAMPLES OF CALCULATION OF WITHDRAWAL CHARGE

EXAMPLE 1 - Assume you make a single payment of $50,000 into the contract, there are no transfers or partial withdrawals and your withdrawal is not made at the end of a guarantee period. The table below illustrates three examples of the withdrawal charges that we would impose if the contract were completely withdrawn during the contract year shown, based on hypothetical contract values and assuming no market value adjustment.

                       HYPOTHETICAL              FREE          AMOUNT SUBJECT TO
    CONTRACT             CONTRACT             WITHDRAWAL       WITHDRAWAL CHARGE         WITHDRAWAL
      YEAR                VALUE                 AMOUNT                                     CHARGE
                                                                                    ---------------------
                                                                                     PERCENT       AMOUNT
---------------------------------------------------------------------------------------------------------
        2                 55,000               5,000(a)             50,000              6%         3,000
        6                 60,000               5,000(b)             55,000              2%         1,100
        8                 70,000               5,000                     0(c)           0%             0

(a) During any contract year the free withdrawal amount is 10% of the single payment made under the contract less any prior partial withdrawals in that contract year. Ten percent of payments less prior withdrawals equals $5,000 ($5,000-0). Consequently, on total withdrawal, you withdraw $5,000 without imposition of the withdrawal charge, and we assess the withdrawal charge against the remaining balance of $50,000 (contract value less free withdrawal amount).

(b) The free withdrawal amount is again equal to $5,000, and we apply the withdrawal charge to the remaining balance of $55,000 (contract value less free withdrawal amount).

(c)      There is no withdrawal charge after seven contract years.

EXAMPLE 2 - Assume you make a single payment of $50,000 into the contract and that no transfers are made. The table below illustrates two partial withdrawals of $2,000 and $7,000 made during the third contract year and assumes no market value adjustment applies.

     HYPOTHETICAL       PARTIAL WITHDRAWAL         FREE        AMOUNT SUBJECT TO
       CONTRACT              REQUESTED          WITHDRAWAL     WITHDRAWAL CHARGE          WITHDRAWAL
         VALUE                                    AMOUNT                                    CHARGE
                                                                                    ----------------------
                                                                                    PERCENTAGE      AMOUNT
----------------------------------------------------------------------------------------------------------
        65,000                 2,000             2,000(a)                0              5%             0
        63,000                 7,000             3,000(b)            4,000              5%           200

(a) The free withdrawal amount during any contract year is 10% of the single payment made under the contract less any prior withdrawals in that contract year. Ten percent of the payment less prior withdrawals equals $5,000 ($5,000-0). The amount requested ($2,000) is less than the free withdrawal amount; therefore, no withdrawal charge applies.

(b) Since $2,000 has already been withdrawn in the current contract year, the remaining free withdrawal amount during the third contract year is $3,000. The $7,000 partial withdrawal will consist of $3,000 free of withdrawal charge, and the remaining $4,000 will be subject to a withdrawal charge.

         We may subject withdrawals to a market value adjustment in addition to the withdrawal charge described above (see "MARKET VALUE ADJUSTMENT").

                                   APPENDIX B

MARKET VALUE ADJUSTMENT EXAMPLES

         We determine the market value adjustment factor by the following formula: ((1+i)/(1+j)) (n/12) where:

                  i - The initial guaranteed interest rate or renewal guaranteed interest rate currently being earned on the contract.

                  j - The guaranteed interest rate available, on the date the request is processed by the Company, for a guarantee period with the same length as the period remaining in the initial renewal guarantee period or RENEWAL guarantee period. If the guarantee period of this length is not available, the guarantee period with the next highest duration which is maintained by the Company will be chosen.

                  n - The number of complete months remaining to the end of the initial guarantee period or renewal guarantee period.

Example 1
---------
Payment                             $100,000
Initial guarantee period            5 years
Initial guaranteed interest
 rate                               5.00% per annum
Guaranteed interest rate for
three year guarantee period         6.00% per annum
Transfer to a different
 guarantee period                   middle of contract year 3

Contract value at middle of
 contract year 3                    =$100,000 x 1.05(2.5)=$112,972.63

Amount transferred to a
 different guarantee period         =$112,972.63 x  market value adjustment factor

Market value adjustment             = ((1+i)/(1+j))(n/12)
factor                           i  = .05
                                 j  = .06
                                 n  = 30
                                    = (1.05/1.06)(30/12)
                                    = 0.9765817

Amount transferred to a
 different guarantee period         =$112,972.63 x 0.9765817
                                    =$110,327.00

Example 2
---------
Payment                             $100,000
Initial guarantee period            5 years
Initial guaranteed interest         5.00% per annum
 rate

Guaranteed interest rate for
 three year guarantee period        4.00% per annum
Transfer to a different
 guarantee period                   middle of contract year 3

Contract value at middle of         =$100,000 x 1.05(2.5)=$112,972.63
 contract year 3

Amount transferred to a
 different guarantee period         =$112,972.63 x  market value adjustment factor

Market value adjustment

factor                              = ((1+i)/(1+j))(n/12)
                                 i  = .05
                                 j  = .04
                                 n  = 30
                                    =(1.05/1.04)(30/12)
                                    =1.0242121

Amount transferred to a
 different guarantee period         =$112,972.63 x 1.0242121
                                    =$115,707.93

                                   APPENDIX C

STATE PREMIUM TAXES

         Premium taxes vary according to the state and are subject to change. In many jurisdictions there is no tax at all. For current information, a tax adviser should be consulted.


                                                                                TAX RATE

                                                                     QUALIFIED               NON-QUALIFIED
STATE                                                                CONTRACTS                 CONTRACTS
-----------------------------------------------------------------------------------------------------------
CALIFORNIA...........................................                 0.50%                     2.35%
MAINE    ............................................                 0.00%                     2.00%
NEVADA   ............................................                 0.00%                     3.50%
PUERTO RICO..........................................                 1.00%                     1.00%
SOUTH DAKOTA*........................................                 0.00%                     1.25%
WEST VIRGINIA........................................                 1.00%                     1.00%
WYOMING  ............................................                 0.00%                     1.00%


* Premium tax paid upon receipt of premium (no tax at annuitization if tax paid on premium at issue).

                       FINANCIAL STATEMENTS AND SCHEDULES
                        THE MANUFACTURERS LIFE INSURANCE
                            COMPANY OF NORTH AMERICA

                  YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998
                       WITH REPORT OF INDEPENDENT AUDITORS

                                    CONTENTS




Report of Independent Auditors.........................................2
Audited Consolidated Financial Statements
     Consolidated Balance Sheets.......................................3
     Consolidated Statements of Income.................................4
     Consolidated Statements of Changes in Shareholder's Equity........5
     Consolidated Statements of Cash Flows.............................6
     Notes to Consolidated Financial Statements........................7



                         Report of Independent Auditors



The Board of Directors and Shareholder
The Manufacturers Life Insurance Company of North America


We have audited the accompanying consolidated balance sheets of The Manufacturers Life Insurance Company of North America ("the Company") as of December 31, 2000 and 1999, and the related consolidated statements of income, changes in shareholder's equity, and cash flows for each of the three years in the period ended December 31, 2000. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of The Manufacturers Life Insurance Company of North America at December 31, 2000 and 1999, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 2000, in conformity with accounting principles generally accepted in the United States.




                                           /s/ Ernst & Young LLP

Boston, Massachusetts

March 9, 2001

THE MANUFACTURERS LIFE INSURANCE COMPANY OF NORTH AMERICA
CONSOLIDATED BALANCE SHEETS


AS AT DECEMBER 31
ASSETS  ($ thousands)                                                               2000                           1999
                                                                      ------------------                ---------------

INVESTMENTS:
Fixed-maturity securities available-for-sale, at fair value
(amortized cost:  2000 $136,568; 1999 $156,382)                       $          136,739                $       152,922
Short-term investments                                                            48,200                         41,311
Policy loans                                                                       8,961                          7,049
                                                                      ------------------                ---------------
            TOTAL INVESTMENTS                                         $          193,900                $       201,282
                                                                      ------------------                ---------------
Cash and cash equivalents                                             $           11,751                $        27,790
Accrued investment income                                                          2,504                          2,630
Deferred acquisition costs                                                       905,802                        655,294
Federal income tax recoverable from affiliates                                    13,459                              -
Other assets                                                                      32,905                         19,341
Receivable for undelivered securities                                              6,700                              -
Due from reinsurers                                                              738,856                        797,746
Separate account assets                                                       16,813,984                     16,022,215
                                                                      ------------------                ---------------
TOTAL ASSETS                                                          $       18,719,861                $    17,726,298
                                                                      ==================                ===============
LIABILITIES AND SHAREHOLDER'S EQUITY ($ THOUSANDS)
LIABILITIES:
Policyholder liabilities and accruals                                 $          876,243                $       937,510
Payable to affiliates                                                             16,029                         10,267
Notes payable to affiliates                                                      442,000                        311,100
Deferred income taxes                                                             55,813                         46,533
Other liabilities                                                                 50,958                         61,430
Separate account liabilities                                                  16,813,984                     16,022,215
                                                                      ------------------                ---------------
TOTAL LIABILITIES                                                     $       18,255,027                $    17,389,055
                                                                      ------------------                ---------------
SHAREHOLDER'S EQUITY:
Common stock                                                          $            2,601                $         2,600
Additional paid-in capital                                                       260,101                        207,102
Retained earnings                                                                202,596                        130,145
Accumulated other comprehensive loss                                                (464)                        (2,604)
                                                                      ------------------                ---------------
TOTAL SHAREHOLDER'S EQUITY                                            $          464,834                $       337,243
                                                                      ------------------                ---------------
TOTAL LIABILITIES AND SHAREHOLDER'S EQUITY                            $       18,719,861                $    17,726,298
                                                                      ==================                ===============


The accompanying notes are an integral part of these financial statements.

THE MANUFACTURERS LIFE INSURANCE COMPANY OF NORTH AMERICA
CONSOLIDATED STATEMENTS OF INCOME



FOR THE YEARS ENDED DECEMBER 31
 ($ thousands)                                                            2000                       1999                   1998
                                                               ---------------            ---------------           ------------
REVENUES:
      Fees from separate accounts and policyholder funds       $       276,173            $       218,231           $    166,498
      Advisory fees and other distribution revenues                    166,972                    122,662                 94,821
      Premiums                                                             258                        175                      -
      Net investment income                                             13,018                     12,721                 12,178
      Net realized investment (losses) gains                            (1,344)                      (266)                   719
                                                               ---------------            ---------------           ------------
TOTAL REVENUE                                                  $       455,077            $       353,523           $    274,216
                                                               ===============            ===============           ============
BENEFITS AND EXPENSES:
      Policyholder benefits and claims                         $        10,336            $         6,735           $      4,885
      Amortization of deferred acquisition costs                       110,117                     44,554                 53,499
      Selling and administrative expenses                               78,579                     66,589                 47,560
      Subadvisory fees                                                  80,122                     53,118                 38,701
      General operating expenses                                       117,474                     89,969                 61,860
                                                               ---------------            ---------------           ------------
TOTAL BENEFITS AND EXPENSES                                    $       396,628            $       260,965           $    206,505
                                                               ===============            ===============           ============
INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES
                                                               $        58,449            $        92,558           $     67,711
                                                               ---------------            ---------------           ------------
INCOME TAX (BENEFIT) EXPENSE                                   $       (14,002)           $        32,706           $     23,873
                                                               ---------------            ---------------           ------------
NET INCOME FROM CONTINUING OPERATIONS                          $        72,451            $        59,852           $     43,838
                                                               ---------------            ---------------           ------------
Discontinued operations:
      Gain on disposal, net of income tax                      $             -            $             -           $        582
                                                               ---------------            ---------------           ------------
NET INCOME                                                     $        72,451            $        59,852           $     44,420
                                                               ===============            ===============           ============

The accompanying notes are an integral part of these financial statements.

THE MANUFACTURERS LIFE INSURANCE COMPANY OF NORTH AMERICA
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDER'S EQUITY

                                                                                            ACCUMULATED
                                                                                               OTHER                  TOTAL
                                    COMMON          ADDITIONAL           RETAINED          COMPREHENSIVE           SHAREHOLDER'S
($ thousands)                        STOCK        PAID-IN CAPITAL        EARNINGS          (LOSS) INCOME              EQUITY
                                    -------       ---------------       ----------         -------------          --------------
BALANCE, JANUARY 1, 1998            $ 2,600        $    179,053         $   25,873         $      1,200          $      208,726
Comprehensive income                      -                   -             44,420                  884                  45,304
                                    -------        ------------         ----------         ------------          --------------
BALANCE, DECEMBER 31, 1998          $ 2,600        $    179,053         $   70,293         $      2,084          $      254,030
Capital contribution                      -              28,049                  -                    -                  28,049
Comprehensive income (loss)               -                   -             59,852               (4,688)                 55,164
                                    -------        ------------         ----------         ------------          --------------
BALANCE, DECEMBER 31, 1999          $ 2,600        $    207,102         $  130,145         $     (2,604)         $      337,243
                                    -------        ------------         ----------         ------------          --------------
Capital contribution                      1              52,999                  -                    -                  53,000
Comprehensive income                      -                   -             72,451                2,140                  74,591
                                    -------        ------------         ----------         ------------          --------------
BALANCE, DECEMBER 31, 2000          $ 2,601        $    260,101         $  202,596         $       (464)         $      464,834
                                    =======        ============         ==========         ============          ==============

The accompanying notes are an integral part of these financial statements.

THE MANUFACTURERS LIFE INSURANCE COMPANY OF NORTH
AMERICA
CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31
($ thousands)

                                                                                          2000              1999         1998
                                                                                   ------------       -----------   ----------
OPERATING ACTIVITIES:
Net income                                                                         $     72,451       $    59,852   $   44,420
Adjustments to reconcile net income to net cash used in operating activities:
      Amortization of bond discount and premium                                              82               747          685
      Benefits to policyholders                                                          10,336             6,735        4,885
      Provision for deferred income tax                                                   8,877            24,269        6,872
      Net realized investment losses (gains)                                              1,344               266         (719)
      Amortization of deferred acquisition costs                                        110,117            44,554       53,499
      Policy acquisition costs deferred                                                (361,730)         (248,483)    (138,527)
      Changes in assets and liabilities:
            Accrued investment income                                                       126               502         (491)
            Federal income tax recoverable from affiliates                              (13,459)                -            -
            Other assets                                                                (13,564)          (12,981)       3,266
            Receivable from affiliates                                                        -                 -        4,605
            Payable to affiliates                                                         5,762             5,879        4,644
            Other liabilities                                                           (10,472)           20,741       (8,896)
                                                                                   ------------       -----------   ----------
Net cash used in  operating activities                                             $   (190,130)      $   (97,919)  $  (25,757)
                                                                                   ------------       -----------   ----------
INVESTING ACTIVITIES:
Fixed-maturity securities sold, matured or repaid                                  $    119,097       $    95,139   $   37,694
Fixed-maturity securities purchased                                                    (100,695)          (99,565)     (50,056)
Net change in short-term investments                                                     (6,886)           (7,237)     (19,082)
Policy loans advanced, net                                                               (1,912)           (1,874)      (1,899)
Net change in receivable for undelivered securities                                      (6,700)                -            -
                                                                                   ------------       -----------   ----------
Cash provided by (used in) investing activities                                    $      2,904       $   (13,537)  $  (33,343)
                                                                                   ------------       -----------   ----------
FINANCING ACTIVITIES:
Net reinsurance consideration                                                      $     58,890       $  (155,888)  $  (88,024)
(Decrease) increase in account balances subject to reinsurance                          (58,890)          155,888       88,024
Deposits to policyholder account balances                                                54,403            50,351       15,551
Net transfers to separate account from policyholder account balances                    (46,974)          (12,248)      (5,513)
Withdrawals from policyholder account balances                                          (20,142)           (7,326)      (5,421)
Increase in notes payable to affiliates                                                 130,900            70,100       57,464
Capital contribution by Parent                                                           53,000            28,049            -
                                                                                   ------------       -----------   ----------
Cash provided by financing activities                                              $    171,187       $   128,926   $   62,081
                                                                                   ------------       -----------   ----------
CASH AND CASH EQUIVALENTS:
(Decrease) increase during the year                                                     (16,039)           17,470        2,981
Balance, beginning of year                                                               27,790            10,320        7,339
                                                                                   ------------       -----------   ----------
BALANCE, END OF YEAR                                                               $     11,751       $    27,790   $   10,320
                                                                                   ============       ===========   ==========

The accompanying notes are an integral part of these financial statements.

THE MANUFACTURERS LIFE INSURANCE COMPANY OF NORTH AMERICA

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2000
                            (IN THOUSANDS OF DOLLARS)

1.       ORGANIZATION


         The Manufacturers Life Insurance Company of North America (hereinafter referred to as "MNA" or the "Company"), is a wholly-owned subsidiary of Manulife-Wood Logan Holding Co., Inc. (hereinafter referred to as "MWLH"). MWLH is an indirect wholly-owned subsidiary of The Manufacturers Life Insurance Company ("MLI"); prior to June 1, 1999, MLI indirectly owned 85% of MWLH, and minority shareholders associated with MWLH owned the remaining 15%. MLI is a wholly-owned subsidiary of Manulife Financial Corporation ("MFC"), a publicly traded company. MFC and its subsidiaries are known collectively as "Manulife Financial."


         MNA owns 100% of The Manufacturers Life Insurance Company of New York (hereinafter referred to as "MNY") and is the managing member with a 90% interest in Manufacturers Securities Services, LLC ("MSS"). MNY owns a 10% interest in MSS. MNA, MNY and MSS are hereinafter referred to collectively as "the Company."

         MNA issues individual and group annuity contracts in forty-eight states, excluding New York and New Hampshire. Prior to July 1, 1998, MNA also issued individual variable life insurance contracts. MNY issues individual and group annuity contracts and individual life insurance contracts in New York. Amounts invested in the fixed portion of the contracts are allocated to the general accounts of the Company or noninsulated separate accounts of the Company. Amounts invested in the variable portion of the contracts are allocated to the separate accounts of the Company. Each of these separate accounts invest in shares of the various portfolios of the Manufacturers Investment Trust (hereinafter referred to as "MIT"), a no-load, open-end investment management company organized as a Massachusetts business trust, or in open-end investment management companies offered and managed by unaffiliated third parties.

         MSS is the investment adviser to MIT and the principal underwriter of all variable contracts issued by MNA. MSS also acts as the principal underwriter for the variable contracts and is the exclusive distributor for all contracts issued by MNY.

2.       SIGNIFICANT ACCOUNTING POLICIES

         a) BASIS OF PRESENTATION

         The accompanying consolidated financial statements of the Company have been prepared in conformity with accounting principles generally accepted in the United States ("GAAP") and include the accounts and operations, after intercompany eliminations, of the Company and its majority and wholly-owned subsidiaries, MSS and MNY.

         The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from reported results using those estimates.

         b) RECENT ACCOUNTING STANDARDS

         In June 1998, the Financial Accounting Standards Board (FASB) issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." In June 1999, the FASB issued SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities - Deferral of the Effective Date of FASB Statement 133." This statement amends SFAS No. 133 to defer its effective date one year to fiscal years beginning after June 15, 2000. In June 2000, the FASB issued SFAS No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities" - an amendment of FASB Statement No. 133. This statement makes certain changes in the hedging provisions of SFAS No. 133, and is effective concurrent with SFAS No. 133. (collectively hereafter referred to as the Statement). Effective January 1, 2001, all derivative instruments will be reported on the Consolidated Balance Sheets at their fair value, with changes in fair value recorded in income or equity, depending on the nature of the derivative instrument. Changes in the fair value of derivatives that are not designated as hedges will be recognized in current period earnings.

         The Company has evaluated the accounting implications of SFAS No. 133 and determined that there is no current material impact on the consolidated financial statements.

         c) INVESTMENTS

         The Company classifies all of its fixed-maturity securities as available-for-sale and records these securities at fair value. Realized gains and losses on sales of securities classified as available-for-sale are recognized in net income using the specific-identification method. Changes in the fair value of securities available-for-sale are reflected directly in accumulated other comprehensive income (loss) after adjustments for deferred taxes and deferred acquisition costs. The cost of fixed-maturity securities is adjusted for the amortization of premiums and accretion of discounts which are calculated using the effective-interest method.

         For the asset-backed securities portion of the fixed-maturity securities portfolio, the Company recognizes amortization using a constant effective yield based on anticipated prepayments and the estimated economic life of the securities. When actual prepayments differ significantly from anticipated prepayments, the effective yield is recalculated to reflect actual payments to date and anticipated future payments. The net investment in the security is adjusted to the amount that would have existed had the new effective yield been applied since the acquisition of the security. The adjustment is included in net investment income.

         Policy loans are reported at aggregate unpaid balances, which approximate fair value.

         Short-term investments, which include investments with maturities of less than one year and greater than 90 days at the date of acquisition, are reported at amortized cost, which approximates fair value.

         d) CASH EQUIVALENTS

         The Company considers all liquid debt instruments purchased with a maturity date of three months or less to be cash equivalents. Cash equivalents are stated at cost plus accrued interest, which approximates fair value.

         E) DEFERRED ACQUISITION COSTS "DAC"

         Commissions, net of commission allowances for reinsurance ceded, and other expenses which vary with, and are primarily related to, the production of new business are deferred to the extent recoverable and included as an asset. Acquisition costs associated with annuity contracts and investment pension contracts are being amortized generally in proportion to the present value of expected gross profits from surrender charges and investment, mortality and expense margins. The amortization is adjusted retrospectively when estimates of current or future gross profits are revised. DAC associated with traditional nonparticipating individual insurance policies is charged to expense over the premium-paying period of the related policies. Assuming the unrealized gains or losses on securities had been realized at year-end, DAC is adjusted for the impact on estimated future gross profits. The impact of any such adjustments is included in net unrealized gains (losses) in accumulated other comprehensive income. DAC is reviewed annually to determine recoverability from future income and, if not recoverable, is immediately expensed.

         F) POLICYHOLDER LIABILITIES

         Policyholder liabilities equal the policyholder account value for the fixed portions of annuity, variable life and investment pension contracts with no substantial mortality risk. Account values are increased for deposits received and interest credited, and are reduced by withdrawals. For traditional nonparticipating life insurance policies, policyholder liabilities are computed using the net level premium method and are based upon estimates as to future mortality, persistency, maintenance expenses and interest rate yields that are applicable in the year of issue. The assumptions include a provision for adverse deviation.

         G) SEPARATE ACCOUNTS

         Separate account assets and liabilities that are reported in the accompanying balance sheets represent investments in MIT, which are mutual funds that are separately administered for the exclusive benefit of the policyholders of the Company and its affiliates, or open-end investment management companies offered and managed by unaffiliated third parties, which are mutual funds that are separately administered for the benefit of the Company's policyholders and other contract owners. These assets and liabilities are reported at fair value. The policyholders, rather than the Company, bear the investment risk. The operations of the separate accounts are not included in the accompanying financial statements. Fees charged on separate account policyholder funds are included in revenues.

         H) REVENUE RECOGNITION

         Fee income from separate accounts, annuity contracts and investment pension contracts consists of charges for mortality, expenses, and surrender and administration charges that have been assessed against the policyholder account balances. Premiums on traditional nonparticipating life insurance policies are recognized as revenue when due. Investment income is recorded on the accrual basis of accounting.

         MSS, "the Adviser", is responsible for managing the corporate and business affairs of MIT and acts as investment adviser to MIT. As compensation for its investment advisory services, the Adviser receives advisory fees based on the daily average net assets of the portfolios. The Adviser, as part of its advisory services, is responsible for selecting and compensating subadvisers to manage the investment and reinvestment of the assets of each portfolio, subject to the supervision of the Board of Trustees of MIT. Subadviser compensation for MIT is included in other insurance expenses.

         I) POLICYHOLDER BENEFITS AND CLAIMS

         Benefits for annuity contracts and investment pension contracts include interest credited to policyholder account balances and benefit claims incurred during the period in excess of policyholder account balances.

         J) FINANCING AGREEMENTS

         The Company has entered into various financing agreements with reinsurers and an affiliated company. All assets and liabilities related to these contracts are reported on a gross basis. Due to the nature of the Company's products, these agreements are accounted for under the deposit method, whereby the net premiums paid to the reinsurers are recorded as deposits.

         K) INCOME TAXES

         Income taxes have been provided using the liability method in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." Under this method, deferred tax assets and liabilities are determined based on differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that likely will be in effect when the differences are expected to reverse. The measurement of deferred tax assets is reduced by a valuation allowance if, based upon the available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.


         L) RECLASSIFICATIONS

         Certain prior year amounts have been reclassified to conform to the current year presentation.

3.       INVESTMENTS AND INVESTMENT INCOME

         A) FIXED-MATURITY SECURITIES

         At December 31, 2000, the amortized cost and fair value of fixed-maturity securities available for sale are summarized as follows:

                                                                            GROSS              GROSS
                                                                          UNREALIZED         UNREALIZED
         AS AT DECEMBER 31                        AMORTIZED COST            GAINS              LOSSES               FAIR VALUE
         ($ thousands)                           2000        1999      2000       1999     2000         1999      2000      1999
                                             ----------   ---------  -------    -------   -------    --------   -------- ---------
         U.S. government                     $   61,765   $  28,634  $   711    $    94   $   (36)   $   (740)  $ 62,440 $  27,988
         Corporate                               66,950      92,532      591        122    (1,076)     (2,486)    66,465    90,168
         Asset-backed                             6,796      28,234        6         27       (26)       (406)     6,776    27,855
         Foreign governments                          -       5,924        -         23         -           -          -     5,947
         States/political subdivisions            1,057       1,058        1          -         -         (94)     1,058       964
                                             ----------   ---------  -------    -------   -------    --------   -------- ---------
         TOTAL FIXED-MATURITY SECURITIES     $  136,568   $ 156,382  $ 1,309    $   266   $(1,138)   $ (3,726)  $136,739 $ 152,922
                                             ==========   =========  =======    =======   =======    ========   ======== =========

         Proceeds from sales of fixed-maturity securities during 2000 were $54,472 (1999, $81,874; 1998, $23,780).

         The contractual maturities of fixed-maturity securities at December 31, 2000 are shown below. Expected maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without prepayment penalties. Corporate requirements and investment strategies may result in the sale of investments before maturity.

         ($ thousands)                                    AMORTIZED COST                 FAIR VALUE
                                                          --------------                 ----------
         FIXED-MATURITY SECURITIES
            One year or less                                 $ 62,521                     $ 62,568
            Greater than 1; up to 5 years                      36,316                       36,663
            Greater than 5; up to 10 years                     18,372                       18,698
            Due after 10 years                                 12,563                       12,034
            Asset-backed securities                             6,796                        6,776
                                                             --------                     --------
         TOTAL FIXED-MATURITY SECURITIES                     $136,568                     $136,739
                                                             ========                     ========

         Fixed-maturity securities with a fair value of $6,290 and $6,108 at December 31, 2000 and 1999, respectively, were on deposit with, or in custody accounts on behalf of, state insurance departments to satisfy regulatory requirements.

         B) INVESTMENT INCOME AND NET REALIZED INVESTMENT GAINS

         Income by type of investment was as follows:

            FOR THE YEARS ENDED DECEMBER 31
            ($ thousands)                                                               2000          1999             1998
                                                                                    --------       -------          -------
            Fixed-maturity securities                                               $  9,376       $ 9,945         $  9,904
            Short-term investments                                                     4,897         2,960            2,503
            Other invested assets                                                          -             -               19
                                                                                    --------       -------         --------
            Gross investment income                                                   14,273        12,905           12,426
                                                                                    --------       -------         --------
            Investment expenses                                                       (1,255)         (184)            (248)
                                                                                    --------       -------         --------
            NET INVESTMENT INCOME                                                   $ 13,018       $12,721         $ 12,178
                                                                                    ========       =======         ========

         The gross realized gains and losses on the sales of investments were as follows:

            FOR THE YEARS ENDED DECEMBER 31
            ($ thousands)                                                               2000          1999             1998
                                                                                    --------       -------         --------
            Fixed-maturity securities:
              Gross realized gains                                                  $    245      $    311         $    724
              Gross realized losses                                                   (1,589)         (577)              (5)
                                                                                    --------      --------         --------
            NET REALIZED (LOSS) GAIN                                                $ (1,344)     $   (266)        $    719
                                                                                    ========      ========         ========

4.       COMPREHENSIVE INCOME

         Total comprehensive income was as follows:

            FOR THE YEARS ENDED DECEMBER 31
            ($ thousands)                                                               2000          1999             1998
                                                                                    --------       -------          -------
              NET INCOME                                                            $ 72,451       $59,852         $ 44,420
                                                                                    ---------      -------          -------
              OTHER COMPREHENSIVE INCOME (LOSS), NET OF TAX:
                 Unrealized holding gains (losses) arising during the period           1,266        (4,861)           1,351
                 Less:
                 Reclassification adjustment for realized (losses) gains included
                        in net income                                                   (874)         (173)             467
                                                                                    ---------      -------          -------
              Other comprehensive income (loss)                                        2,140        (4,688)             884
                                                                                    ---------      -------          -------
              COMPREHENSIVE INCOME                                                  $  74,591      $55,164          $45,304
                                                                                    =========      =======          =======

         Other comprehensive income (loss) is reported net of income tax expense (benefit) of $403, $(1,513), and $476 for 2000, 1999 and 1998,
         respectively.

5.       DEFERRED ACQUISITION COSTS

         The components of the change in DAC were as follows:

         FOR THE YEARS ENDED DECEMBER 31
         ($ thousands)                                                             2000           1999             1998
                                                                                ----------     ----------        ---------
         Balance at January 1                                                   $  655,294     $  449,332        $ 364,983
         Capitalization                                                            361,730        248,483          138,527
         Amortization                                                             (110,117)       (44,554)         (53,499)
         Effect of net unrealized (gains) losses on securities
            available-for-sale                                                      (1,105)         2,033             (679)
                                                                                ----------     ----------        ---------
         BALANCE AT DECEMBER 31                                                 $  905,802     $  655,294        $ 449,332
                                                                                ==========     ==========        =========

6.       INCOME TAXES

         The components of income tax (benefit) expense from continuing operations were as follows:

         FOR THE YEARS ENDED DECEMBER 31
         ($ thousands)                               2000          1999             1998
                                                  ---------       -------          --------
         Current (benefit) expense                $ (22,879)      $ 8,437          $ 17,001
         Deferred expense                             8,877        24,269             6,872
                                                  ---------       -------          --------
         TOTAL (BENEFIT) EXPENSE                  $ (14,002)      $32,706          $ 23,873
                                                  =========       =======          ========

         Included in the current benefit for 2000 is a $27,389 one time reduction of tax expense relating to periods prior to 2000. This resulted from a new IRS technical memorandum clarifying the treatment of dividends received deduction for Separate Accounts. The tax benefit pertaining to 2000 earnings is $7,662.

         Significant components of the Company's net deferred tax liability are as follows:

         AS AT DECEMBER 31
         ($ thousands)                                                     2000                     1999
                                                                    -----------             ------------
         DEFERRED TAX ASSETS:
            Financing arrangements                                  $        52             $        136
            Unrealized losses on securities available-for-sale              158                    1,048
            Net operating loss carryforwards                             29,767                        -
            Net capital loss carryforwards                                  540                        -
                                                                    -----------             ------------
         Gross deferred tax assets                                       30,517                    1,184
             Valuation allowance                                           (171)                    (657)
                                                                    -----------             ------------
         Net deferred tax assets                                         30,346                      527
                                                                    -----------             ------------
         DEFERRED TAX LIABILITIES:
            Deferred acquisition costs                                  (82,304)                 (43,559)
            Other                                                        (3,855)                  (3,501)
                                                                    -----------             ------------
         Total deferred tax liabilities                                 (86,159)                 (47,060)
                                                                    -----------             ------------
         NET DEFERRED TAX LIABILITY                                 $   (55,813)            $    (46,533)
                                                                    ===========             ============

         As of December 31, 2000, the Company had unrealized capital losses in its available for sale portfolio. Under federal tax law, utilization of these capital losses, when realized, is limited to use as an offset against capital gains. The Company believes that it is more likely than not that it will be unable to realize the benefit of the full deferred tax asset related to the net unrealized capital losses. The Company has, therefore, established a valuation allowance for the amount in excess of the available capital gains. The Company believes that it will realize the full benefit of its remaining deferred tax assets.

         The Company is a member of the MWLH-affiliated group, filing a consolidated federal income tax return. MNA and MNY file separate state income tax returns. The method of allocation between the companies is subject to a written tax-sharing agreement under which the tax liability is allocated to each member of the group on a pro rata basis based on the relationship that the member's tax liability (computed on a separate-return basis) bears to the tax liability of the consolidated group. The tax charge to MNA or MNY will not be more than either company would have paid on a separate-return basis. Settlements of taxes are made through an increase or reduction to the payable to parent, subsidiaries and affiliates, which are settled periodically.

         The Company received a refund of $7,221 in 2000, and made tax payments of $11,077 and $12,516 in 1999 and 1998, respectively

         At December 31, 2000, the Company has operating loss carryforwards of $85,048 that will begin to expire in 2014.

7.       FINANCING AND REINSURANCE AGREEMENTS

         The financing agreements entered into with reinsurance companies relate primarily to the products sold by MNA. Most of MNA's reinsured products are considered investment products under GAAP and as such, the reinsurance agreements are considered financing arrangements which require deposit type accounting. Under this accounting model, net premiums received by the reinsurer are recorded as deposits. Financing arrangements have been entered into primarily to improve cash flow and statutory capital.

         The Company has entered into two indemnity coinsurance agreements to reinsure 100% of all contractual liabilities arising from the fixed portion of both in-force and new variable annuity business written. Under these agreements, each reinsurer, one unaffiliated and one affiliated, receives the fixed portion of all premiums and transfers received by the Company. Each reinsurer reimburses the Company for all claims and provides expense allowances to cover commissions and other costs associated with the reinsured business.

         The Company has modified coinsurance agreements with two unaffiliated life insurance companies. The treaties cover the quota share of all elements of risk under the variable portion of certain variable annuity business. Another treaty with an unaffiliated life insurance company, recaptured in 1999, covered the variable portion of certain annuity contracts written prior to December 31, 1996.

         The Company has treaties with four reinsurers, three unaffiliated and one affiliated, to reinsure its minimum death benefit guarantee risk. In addition, the Company reinsures a portion of its risk related to waiving surrender charges at death. One of the treaties with an unaffiliated reinsurer reinsures the risk associated with the "Guaranteed Retirement Income Program". The Company is paying the reinsurers an asset-based premium, the level of which varies with both the amount of exposure to this risk and the realized experience.

         Effective July 1, 2000, MNY entered into deferred stop loss reinsurance agreements with two unaffiliated reinsurers to cover a portion of the risk associated with variable annuity minimum death benefit guarantee claims. During 2000, the Company incurred $395 in reinsurance costs. The agreements have a term of fifteen years; at the end of which a settlement will be made. The Company has accounted for these agreements using the deposit method.

         The Company has a treaty with an unaffiliated reinsurer to reinsure a quota share of the variable portion of the Company's variable life insurance contracts. In addition, the reinsurer assumes the product's net amount at risk in excess of the Company's retention limit on a yearly renewable term basis.

         Beginning in 1998, MNY has entered into treaties with eight reinsurers, seven unaffiliated and one affiliated, to reinsure any face amounts in excess of $100 for its traditional nonparticipating insurance products. The Company remains liable for amounts ceded in the event that reinsurers do not meet their obligations. To date, there have been no reinsurance recoveries under these agreements.

         In the event of insolvency of a reinsurer, the Company remains primarily liable to its policyholders. Failure of reinsurers to honor their obligations could result in losses to the Company. Accordingly, the Company periodically monitors the financial condition of its reinsurers.

         The Company does not participate in any reinsurance agreements in which the reinsurer may unilaterally cancel reinsurance coverage for reasons other than nonpayment of premiums or other similar credits, or a significant change in the ownership of the Company. The Company does not have any reinsurance agreements in effect under which the amount of losses paid or accrued through December 31, 2000 would result in a payment to the reinsurer of amounts which, in the aggregate and allowing for offset of mutual credits from other reinsurance agreements with the same reinsurer, exceed the total direct premiums collected under the reinsured policies.

8.       SHAREHOLDER'S EQUITY


         The Company has one class of capital stock:


         AS AT DECEMBER 31
         ($ thousands)                                                2000                   1999
                                                                 ---------               --------
         AUTHORIZED:
              3,000 Common shares, par value $1,000
         ISSUED AND OUTSTANDING:
              2,601 Common shares (2,600 in 1999)                $   2,601               $  2,600
                                                                 ---------               --------

         The Company received capital contributions from MWLH of $53,000 and $28,049 in September 2000 and December 1999, respectively.



         The net assets of MNA and MNY available to MWLH as dividends are generally limited to, and cannot be made, unless from earned statutory-basis profits. The maximum amount of dividends that may be paid by life insurance companies without prior approval of the Insurance Commissioners of the States of Delaware and New York is subject to restrictions relating to statutory surplus and net gain from operations on a statutory basis.

         Net (loss) income and capital and surplus, as determined in accordance with statutory accounting principles for MNA and MNY were as follows:


         FOR THE YEARS ENDED DECEMBER 31
         ($ thousands)                                   2000                  1999                    1998
                                                    ---------              --------                --------
         MNA:
            Net (loss) income                       $ (59,077)             $ (2,524)               $ 28,067
            Net capital and surplus                   152,105               171,094                 157,940
         MNY:
            Net (loss) income                          (3,010)                  932                  (5,678)
            Net capital and surplus                    60,485                63,470                  62,881
                                                    ---------              --------                --------


         State regulatory authorities prescribe statutory accounting practices that differ in certain respects from GAAP in the United States followed by stock life insurance companies. The significant differences relate to investments, deferred acquisition costs, deferred income taxes, nonadmitted asset balances, and insurance benefit reserves.

         MNA's broker dealer subsidiary, MSS, is subject to the Securities and Exchange Commission's ("SEC") "Net Capital Rule" as defined under rule 15c3-1. At December 31, 2000, 1999 and 1998, the net capital of the broker dealer exceeded the SEC's minimum capital requirements.

9.       RELATED-PARTY TRANSACTIONS


         The Company utilized various services provided by MLI in 2000, 1999 and 1998, such as legal, personnel, investment accounting and other corporate services. The charges for these services were approximately $11,137, $11,955, and $12,662 in 2000, 1999 and 1998, respectively. At
         December 31, 2000 and 1999, the Company had a net liability to MLI for these services and interest accrued on notes payable of $16,426 and $8,341, respectively. At December 31, 2000 and 1999, the payable is offset by a receivable from MIT and MLI for expenses paid on their behalf of $370 and $434, respectively. In addition, the Company has an intercompany receivable from MWLH relating to federal income taxes of $27 at December 31, 2000 and had an intercompany payable of $2,360 at December 31, 1999.

         The financial statements have been prepared from the records maintained by the Company and may not necessarily be indicative of the financial conditions or results of operations that would have occurred if the Company had been operated as an unaffiliated corporation (see also Notes 1, 6, 7, 8, 10, 11, 12 and 13 for additional related-party transactions).


10.      NOTES PAYABLE TO AFFILIATES AND LINES OF CREDIT

         MNA has promissory notes from The Manufacturers Life Insurance Company
         (USA) ("ManUSA") for $422,000, including an additional borrowing of $166,900 during 2000. The principal was paid down by $36,000 in September 2000 via the $53,000 capital contribution from MWLH. Interest on the loan is calculated at a fluctuating rate equal to LIBOR plus
         32.5 basis points and is payable in quarterly installments. Principal and accrued interest are payable within 45 days of demand. Accrued interest payable at December 31, 2000, 1999 and 1998 is $1,295, $834, and $419, respectively.

         MNA has a surplus note of $20,000 with interest at 8% due to ManUSA. The note and accrued interest are subordinated to payments due to policyholders and other claimants. Principal and interest payments and interest accruals can be made only upon prior approval of the Insurance Department of the State of Delaware.

         MNA and MNY have unsecured lines of credit with State Street Bank and Trust Company totaling $15,000, bearing interest at the bank's money market rate plus 50 basis points. There were no outstanding advances under the lines of credit at December 31, 2000 and 1999.

         Interest expense and interest paid in 2000 were $26,860 and $26,335, respectively (1999: $15,546 and $15,250; 1998: $13,506 and $16,861).

11.      EMPLOYEE BENEFITS


         a) EMPLOYEE RETIREMENT PLAN

         The Company participates in a non-contributory pension plan; which is sponsored by the Company's indirect parent ManUSA. The Cash Balance Plan ("the Plan") provides pension benefits based on length of service and final average earnings. Pension benefits are provided to those participants after three years of vesting service, and the normal retirement benefit is actuarially equivalent to the cash balance account at normal retirement date. The normal form of payment under the Plan is a life annuity, with various optional forms available. Vested benefits are fully funded; current pension costs are funded as they accrue.

         Actuarial valuation of accumulated plan benefits are based on projected salaries and best estimates of investment yields on plan assets, mortality of participants, employee termination and ages at retirement. Pension costs that relate to current service are charged to earnings in the current period. Experience gains and losses are amortized to income over the estimated average remaining service lives of the participants. No pension expense was recognized by the sponsor in 2000, 1999, or 1998 because the plan was subject to the full funding limitation under the Internal Revenue Code.

         At December 31, 2000, the projected benefit obligation of the plan based on an assumed interest rate of 7.25% was $51,854. The fair value of plan assets is $80,982.

         The Company also participates in an unfunded supplemental cash balance plan ("the Supplemental Plan") which is sponsored by Manulife Financial for executives. This non-qualified plan provides defined pension benefits in excess of limits imposed by the law to those retiring after age 50 with 10 or more years of vesting service. This plan covers the Company employees and selected executives of MNA. Pension benefits are provided to those who terminate after 5 years of vesting service, and the pension benefit is a final average benefit based on the executive's highest 5-year average earnings. Compensation is not limited, and benefits are not restricted by the Internal Revenue Code Section 415. Contribution credits vary by service, and interest credits are a function of the 1-year U.S. Treasury Bond rate plus 0.50%, but no less than 5.25% per year. These annual contribution credits are made in respect of the participant's compensation that is in excess of the limit in Internal Revenue Code Section 401(a)(17). In addition, a one-time contribution may be made for a participant if it is determined at the time of their termination of employment that the participant's pension benefit under the Plan is limited by Internal Revenue Code
         Section 415. Together, these contributions serve to restore to the participant the benefit that he / she would have been entitled to under the Plan's benefit formula but for the limitation in Internal Revenue Code Sections 401 (a)(17) and 415.

         a) EMPLOYEE RETIREMENT PLAN (CONTINUED)

         Benefits under the Supplemental Plan are provided to participants after three years. The default form of payment under this plan is a lump sum although participants may elect to receive payment in the form of an annuity provided that such election is made within the time period prescribed in the plan. If an annuity form of payment is elected, the amount payable is equal to the actuarial equivalent of the participant's balance under the Supplemental Plan, using the factors and assumptions for determining immediate annuity amounts applicable to the participant under the Plan.

         At December 31, 2000, the projected benefit obligation to the participants of the Supplemental Plan was $21,945. This is based on an assumed interest rate of 7.25%.

         b) 401(k) PLAN

         The Company participates in a defined contribution 401(k) Savings Plan sponsored by ManUSA. This plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA). The Company contributed $353, $300, and $285 in 2000, 1999, and 1998, respectively.

         c) OTHER POSTRETIREMENT BENEFIT PLAN

         In addition to the retirement plan, the Company participates in the postretirement benefit plan of ManUSA which provides retiree medical and life insurance benefits to those who have attained age 55 with 10 or more years of service. The plan provides the medical coverage for retirees and spouses under age 65. Medicare provides primary coverage and the plan provides secondary coverage. There is no contribution for post-age 65 coverage and no contributions are required for retirees for life insurance coverage. The plan is unfunded.

         The postretirement benefit cost of the Company, which includes the expected cost of postretirement benefits for newly eligible employees and for vested employees, interest cost, and gains and losses arising from differences between actuarial assumptions and actual experience, is accounted for by the plan sponsor, ManUSA.

12.      LEASES

         In January 1999, ManUSA entered into a new sublease agreement on behalf of the Company. In September 1999, the Company surrendered its old office space and was released from its lease commitment. The Company moved into the new office space in September 1999 with payments to the landlord commencing January 1, 2000. The free rent from September to December 1999 is being amortized over the term of the lease. In May 2000, ManUSA entered into an additional sublease agreement on behalf of the Company. The Company moved into the initial sublease premises in November 2000. It is expected that the Company will enter phase two of the sublease premises in September 2001. For the years ended December 31, 2000, 1999 and 1998, the Company incurred rent expenses of $3,922, $3,105 and, $1,617, respectively. The Company also leases various office equipment under operating lease agreements.

         The minimum lease payments associated with the office space and various office equipment under operating lease agreements are as follows:

         YEAR ENDED:                    MINIMUM LEASE PAYMENTS
         -----------                    ----------------------
             2001                                      $ 4,982
             2002                                        5,907
             2003                                        5,591
             2004                                        4,073
             2005 and after                             15,194
                                                       -------
         TOTAL                                         $35,747
                                                       =======

13.      GUARANTEE AGREEMENT

         Pursuant to a guarantee agreement, MLI unconditionally guarantees that it will, on demand, make funds available to the Company for the timely payment of contractual claims made under the fixed portion of the variable annuity contracts issued by MNA. The guarantee covers the outstanding fixed portion of variable annuity contracts, including those issued prior to the date of the guarantee agreement.

14.      DISCONTINUED OPERATIONS

         On May 6, 1997, MNA signed a letter of intent to sell its mutual fund operations. This disposal has been accounted for as discontinued operations in accordance with Accounting Principles Board Opinion No. 30, which, among other provisions, required the plan of disposal to be carried out within one year. On October 1, 1997, the Company sold its advisory operations for North American Funds and the pre-existing deferred commission assets related to the mutual fund operations. In 1998, related to the sale, the Company received a contingent payment of $1,000, before income taxes, less an adjustment of $105 to the final settlement of the purchase price. For 1998, the Company realized a gain of $895, before applicable taxes of $313.

15.      FAIR VALUE OF FINANCIAL INSTRUMENTS

         The carrying values and estimated fair values of the Company's financial instruments are as follows:

                                                              2000                                 1999
                                                --------------------------------    --------------------------------
($ thousands)                                   CARRYING VALUE     FAIR VALUE        CARRYING VALUE     FAIR VALUE
                                                --------------    --------------     --------------    -------------
ASSETS:
     Fixed-maturity securities                  $      136,739    $      136,739     $      152,922    $     152,922
     Short-term investments                             48,200            48,200             41,311           41,311
     Policy loans                                        8,961             8,961              7,049            7,049
     Cash and cash equivalents                          11,751            11,751             27,790           27,790
     Due from reinsurers                               738,856           738,856            797,746          797,746
     Separate account assets                        16,813,984        16,813,984         16,022,215       16,022,215
LIABILITIES:
     Policyholder liabilities and accruals      $      876,243    $      872,283      $     937,510    $     932,705
     Notes payable to affiliates                       442,000           442,000            311,100          311,100
     Separate account liabilities                   16,813,984        16,813,984         16,022,215       16,022,215

         The following methods and assumptions were used by the Company in estimating the fair value disclosures for financial instruments:

         Fixed-Maturity Securities: Fair values for fixed-maturity securities are obtained from an independent pricing service.

         Short-Term Investments and Cash and Cash Equivalents: Carrying values approximate fair values.

         Policy Loans: Carrying values approximate fair values.

         Due from Reinsurers: Fair value is equal to deposits made under the contract and approximates the carrying value.

         Separate Account Assets and Liabilities: The carrying amounts in the balance sheet for separate account assets and liabilities approximate their fair value.

         Policyholder Liabilities and Accruals: Fair values of the Company's liabilities under contracts not involving significant mortality risk (deferred annuities) are estimated to be the cash surrender value, or the cost the Company would incur to extinguish the liability. Also, amounts due to reinsurers reflect the net reinsured cash flow related to financing agreements which is primarily a current liability. As such, fair value approximates carrying value.

         Notes Payable to Affiliates: Fair value is considered to approximate carrying value as the majority of notes payable are at variable interest rates that fluctuate with market interest rate levels.

16.      CONTINGENCIES

         The Company is subject to various lawsuits that have arisen in the course of its business. Contingent liabilities arising from litigation, income taxes and other matters are not considered material.

17.      SUBSEQUENT EVENT

         On February 23, 2001, the Company received an additional capital contribution of $50,000 from its Parent.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Securities and Exchange Commission Registration Fee                    $60,606.06
Printing                                                               $ 5,000.00*
Edgarization Expenses                                                  $ 4,000.00*
Accounting fees and expenses                                           $20,000.00*
Legal fees and expenses                                                $ 5,000.00*

*Estimate

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Article 9 of the Articles of Incorporation of the Company provides as follows:

NINTH: A director of this corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended. Any repeal or modification of the foregoing sentence shall not adversely affect any right or protection of a director of the corporation existing hereunder with respect to any act or omission occurring prior to such repeal or modification.

Article XIV of the By-laws of the Company provides as follows:

         Each Director or officer, whether or not then in office, shall be indemnified by the Company against all costs and expenses reasonably incurred by or imposed upon him or her, including legal fees, in connection with or resulting from any claim, action, suit or proceeding, whether civil, criminal or administrative, in which he or she may become involved as a party or otherwise, by reason of his or her being or having been a Director or officer of the Company.

         (1) Indemnity will not be granted to any Director or officer with respect to any claim, action, suit or proceeding which shall be brought against such Director or officer by or in the right of the Company, and

         (2) Indemnification for amounts paid and expenses incurred in settling such action, claim, suit or proceeding, will not be granted, until it shall be determined by a disinterested majority of the Board of Directors or by a majority of any disinterested committee or group of persons to whom the question may be referred by the Board, that said Director or officer did indeed act in good faith and in a manner he or she reasonably believed to be in, or not adverse, to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonably cause to believe that his or her conduct was legal, and that the payment of such costs, expenses, penalties or fines is in the interest of the Company, and not contrary to public policy or other provisions of law.

         The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendre or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in, or not adverse, to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. Indemnification shall be made by the corporation upon determination by a disinterested majority of the Board of Directors or of a majority of any disinterested committee or group or persons to whom the question may be referred to by said Board, that the person did indeed act in good faith and in a manner he or she reasonably believed to be in, or not adverse, to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonably cause to believe that his or her conduct was legal.

         The foregoing right to indemnity shall not be exclusive of any other rights to which such Director or officer may be entitled as a matter of law.

         The foregoing right to indemnity shall also extend to the estate of any deceased Director or officer with respect to any such claim, action, suit or proceeding in which such Director or officer or his or her estate may become involved by reason of his or her having been a Director or officer of the Company, and subject to the same conditions outlined above.

Section IX, paragraph D of the Promotional Agent Agreement among the Company, Manufacturers Securities Services, LLC, formerly NASL Financial Services, Inc. ("Manulife Securities") and Wood Logan Associates, Inc. (referred to therein as "Promotional Agent") provides as follows:

a. Manulife Securities and the Company agree to indemnify and hold harmless Promotional Agent, its officers, directors and employees against any and all losses, claims, damages or liabilities to which they may become subject under the Securities Act of 1933 ("1933 Act"), the 1934 Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission to state a material fact required to be stated or necessary to make the statements made not misleading in any registration statement for the Contracts filed pursuant to the 1933 Act or any prospectus included as a part thereof, as from time to time amended and supplemented, or any advertisement or sales literature approved in writing by Manulife Securities or Security Life pursuant to Section VI, paragraph B of this Agreement.

b. Promotional Agent agrees to indemnify and hold harmless Manulife Securities and the Company, their officers, directors and employees against any and all losses, claims, damages or liabilities to which they may become subject under the 1933 Act, the 1934 Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon: (i) any oral or written misrepresentation by Promotional Agent or its officers, directors, employees or agents unless such misrepresentation is contained in any registration statement for the Contracts or Fund shares, any prospectus included as a part thereof, as from time to time amended and supplemented, or any advertisement or sales literature approved in writing by Manulife Securities pursuant to Section VI, paragraph B of this Agreement or, (ii) the failure of Promotional Agent or its officers, directors, employees or agents to comply with any applicable provisions of this Agreement.

Notwithstanding the foregoing, Registrant hereby makes the following undertaking pursuant to Rule 484 under the Securities Act of 1933:

         Insofar as indemnification for liability arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 16.  EXHIBITS.

-------------------------------------------------------------------------------
Exhibit No.                Description
-------------------------------------------------------------------------------
1(a)                       Underwriting Agreement between the Company and
                           Manufacturers Securities Services, LLC, formerly NASL
                           Financial Services, Inc. (Underwriter) - Incorporated
                           by reference to Post-Effective Amendment No. 4 to
                           Registration Statement on Form N-4, file number
                           33-76162, filed February 25, 1998 on behalf of The
                           Manufacturers Life Insurance Company of North America
                           Separate Account A.

1(b)i                      Promotional Agent Agreement between Manufacturers
                           Securities Services, LLC, formerly NASL Financial
                           Services, Inc. (Underwriter), the Company and Wood
                           Logan Associates, Inc. (Promotional Agent) -
                           Incorporated by reference to Post-Effective Amendment
                           No. 3 to Registration Statement on Form N-4, file number 33-76162, filed April 29, 1997 on behalf of The Manufacturers Life Insurance Company of North
                           America Separate Account A.

1(b)ii                     Amendment to Promotional Agent Agreement -
                           Incorporated by reference to Post-Effective Amendment
                           No. 4 to Registration Statement on Form N-4, file number 33-76162, filed February 25, 1998 on behalf of The Manufacturers Life Insurance Company of North
                           America Separate Account A.

2                          Not Applicable

3(i)(a)                    Certificate of Incorporation of the Company -
                           Incorporated by reference to Form 10Q, file number
                           812-06037, filed November 14, 1997 on behalf of The
                           Manufacturers Life Insurance Company of North
                           America.

3(i)(b)                    Certificate of Amendment of Certificate of
                           Incorporation of the Company, Name Change, July 1984
                           - Incorporated by reference to Form 10Q, file number
                           812-06037, filed November 14, 1997 on behalf of The
                           Manufacturers Life Insurance Company of North
                           America.

3(i)(c)                    Certificate of Amendment of Certificate of
                           Incorporation of the Company, Authorization of Capital, December 1994 - Incorporated by reference to
                           Form 10Q, file number 812-06037, filed November 14,
                           1997 on behalf of The Manufacturers Life Insurance
                           Company of North America.

3(i)(d)                    Certificate of Amendment of Certificate of
                           Incorporation of the Company, Name Change, March 1997
                           - Incorporated by reference to Post-Effective
                           Amendment No. 1 to Registration Statement on Form
                           S-1, file number 333-6011, filed October 9, 1997 on behalf of The Manufacturers Life Insurance Company of
                           North America.

3(i)(e)                    Certificate of Amendment of Certificate of
                           Incorporation of the Company, Registered Agent, July
                           1997 - Incorporated by reference to Form 10Q, file number 812-06037, filed November 14, 1997 on behalf of The Manufacturers Life Insurance Company of North
                           America.

3(ii)                      Amended and Restated By-Laws of the Company -
                           Incorporated by reference to Form 10Q, file number
                           812-06037, filed November 14, 1997 on behalf of The
                           Manufacturers Life Insurance Company of North
                           America.

-------------------------------------------------------------------------------
Exhibit No.                Description
-------------------------------------------------------------------------------
4(i)                       Form of Individual Single Payment Deferred Fixed
                           Annuity Non-Participating Contract - Incorporated by
                           reference to Registration Statement on Form S-1, file
                           number 333-6011, filed June 14, 1996 on behalf of The
                           Manufacturers Life Insurance Company of North
                           America.

4(ii)                      Form of Group Single Payment Deferred Fixed Annuity
                           Non-Participating Contract - Incorporated by reference to Registration Statement on Form S-1, file number 333-6011, filed June 14, 1996 on behalf of The
                           Manufacturers Life Insurance Company of North
                           America.

4(iii)                     Individual Retirement Annuity Endorsement -
                           Incorporated by reference to Registration Statement on Form S-1, file number 333-6011, filed June 14,
                           1996 on behalf of The Manufacturers Life Insurance
                           Company of North America.

4(iv)                      ERISA Tax-Sheltered Annuity Endorsement -
                           Incorporated by reference to Registration Statement on Form S-1, file number 333-6011, filed June 14,
                           1996 on behalf of The Manufacturers Life Insurance
                           Company of North America.

4(v) Tax-Sheltered Annuity Endorsement - Incorporated by reference to Registration Statement on Form S-1, file number 333-6011, filed June 14, 1996 on behalf of The
                           Manufacturers Life Insurance Company of North
                           America.

4(vi) Section 401 Plans Endorsement - Incorporated by reference to Registration Statement on Form S-1, file number 333-6011, filed June 14, 1996 on behalf of The
                           Manufacturers Life Insurance Company of North
                           America.

4(vii) Name Change Endorsement - Incorporated by reference to Post-Effective Amendment No. 1 to Registration
                           Statement on Form S-1, file number 333-6011, filed
                           October 9, 1997 on behalf of The Manufacturers Life
                           Insurance Company of North America.

5                          Opinion and Consent of James D. Gallagher, Esq.
                           -Filed herewith.

6                          Not Applicable

7                          Not Applicable

8                          Not Applicable

9                          Not Applicable

10(i)                      Form of Selling Agreement between The Manufacturers
                           Life Insurance Company of North America,
                           Manufacturers Securities Services, LLC, Selling
                           Broker-Dealer and General Agent - Incorporated by reference to Post-Effective Amendment No. 4 to
                           Registration Statement on Form N-4, file number
                           33-76162, filed February 25, 1998 on behalf of The
                           Manufacturers Life Insurance Company of North America
                           Separate Account A.

-------------------------------------------------------------------------------
Exhibit No.                Description
-------------------------------------------------------------------------------
10(ii)                     Reinsurance and Guaranteed Death Benefits Agreement
                           between the Company and Connecticut General Life
                           Insurance Company - Incorporated by reference to
                           Registration Statement on Form N-4, file number
                           33-76162, filed March 1, 1996 on behalf of The
                           Manufacturers Life Insurance Company of North America
                           Separate Account A.

10(iii)                    Reinsurance Agreement between the Company and
                           PaineWebber Life Insurance Company - Incorporated by reference to Registration Statement on Form N-4, file number 33-76162, filed March 1, 1996 on behalf of The
                           Manufacturers Life Insurance Company of North America
                           Separate Account A.

10(iv)                     Coinsurance Agreement between the Company and Peoples
                           Security Life Insurance Company - Incorporated by reference to Pre-Effective Amendment No. 1 to the Registration Statement on Form S-1, file number
                           33-6011, filed January 29, 1997.

10(v) Reinsurance and Accounts Receivable Agreements between the Company and ITT Lyndon Life -
                           Incorporated by reference to Pre-Effective Amendment
                           No. 1 to the Registration Statement on Form S-1, file number 33-6011, filed January 29, 1997.

10(vi) Automatic Modified -Coinsurance Reinsurance Agreement between the Company and Transamerica Occidental Life
                           Insurance Company - Incorporated by reference to
                           Pre-Effective Amendment No. 1 to the Registration
                           Statement on Form S-1, file number 33-6011, filed
                           January 29, 1997.

10(vii) Automatic Yearly Renewable Term Reinsurance Agreement between the Company and Transamerica Occidental Life
                           Insurance Company - Incorporated by reference to
                           Pre-Effective Amendment No. 1 to the Registration
                           Statement on Form S-1, file number 33-6011, filed
                           January 29, 1997.

10(viii)                   Amendment No. 1 to the Variable Annuity Guaranteed
                           Death Benefit Reinsurance Agreement between the
                           Company and Connecticut General Life Insurance
                           Company - Incorporated by reference to Pre-Effective
                           Amendment No. 1 to the Registration Statement on Form
                           S-1, file number 33-6011, filed January 29, 1997.

10(ix)                     Coinsurance Agreement between the Company and The
                           Manufacturers Insurance Company (USA) Incorporated by reference to Form 10K, file number 333-6011, filed
                           March 26, 1999 on behalf of The Manufacturers Life
                           Insurance Company of North America.

11                         Not Applicable

12                         Not Applicable

13                         Not Applicable

14                         Not Applicable

15                         Not Applicable

16                         Not Applicable

-------------------------------------------------------------------------------
Exhibit No.                Description
-------------------------------------------------------------------------------
17                         Not Applicable

18                         Not Applicable

19                         Not Applicable

20                         Not Applicable

21                         The Company has the following subsidiaries:
                           Manufacturers Securities Services, LLC and The
                           Manufacturers Life Insurance Company of New York.

22                         Not Applicable

23                         Consent of Ernst & Young LLP -Filed herewith.

24(i)                      Power of Attorney - John D. Richardson, Director and
                           Chairman of the Company - Incorporated by reference to Post-Effective Amendment No. 3 to Registration
                           Statement on Form N-4, file number 33-76162, filed
                           April 29, 1997 on behalf of The Manufacturers Life
                           Insurance Company of North America Separate Account
                           A.

24(ii)                     Power of Attorney - David W. Libbey, Principal
                           Financial Officer of the Company - Incorporated by reference to Form 10Q, file number 812-06037, filed
                           November 14, 1997 on behalf of The Manufacturers Life
                           Insurance Company of North America.

24(iii)                    Power of Attorney - Peter Hutchison, Director of the
                           Company - Incorporated by reference to Post-Effective
                           Amendment No. 4 to Registration Statement on Form
                           N-4, file number 33-76162, filed February 25, 1998 on behalf of The Manufacturers Life Insurance Company of
                           North America Separate Account A.

24(iv)                     Power of Attorney - John D. DesPrez III (Director,
                           The Manufacturers Life Insurance Company of North
                           America) - Incorporated by reference to Exhibit
                           (14)(iv) to post-effective amendment no. 1 to Form
                           N-4, file number 333-38081 filed April 19, 1999.

25                         Not Applicable

26                         Not Applicable

28                         Not Applicable

ITEM 17. UNDERTAKINGS

(a) The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-2 and has duly caused this amendment to its Registration Statement to be signed on its behalf, by the undersigned, thereunto duly authorized in the City of Boston and Commonwealth of Massachusetts on this 4th day of April, 2001.


                                              THE MANUFACTURERS LIFE INSURANCE
                                              ---------------------------------
                                              COMPANY OF NORTH AMERICA
                                              ------------------------
                                                    (Registrant)


                                    By:       /s/ JAMES R. BOYLE
                                              ---------------------------------
                                              James R. Boyle, President

Attest:

/s/ JAMES D. GALLAGHER
-----------------------------
James D. Gallagher, Secretary

Pursuant to the requirements of the Securities Act of 1933, this amended Registration Statement has been signed by the following persons in the capacities with the Registrant and on the 4th day of April, 2001.


SIGNATURE                           TITLE


*                                   Director and Chairman
-------------------                 of the Board
John D. DesPrez III


/s/ JAMES R. BOYLE                  Director and President
------------------                  (Principal Executive Officer)
James R. Boyle


/s/DAVID W. LIBBEY                  Director, Vice President and Treasurer
------------------                  (Principal Financial Officer)
David W. Libbey


*By:     /s/JAMES D. GALLAGHER
         ----------------------
         James D. Gallagher
         Attorney-in-Fact
         Pursuant to Powers
         of Attorney

                                  EXHIBIT INDEX


Exhibit No.                                 Description
-----------                                 -----------
5                                           Opinion and Consent of James D. Gallagher, Esq.

23(i)                                       Consent of Ernst & Young LLP
